UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to §.240.14a-12

ROCKWELL AUTOMATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 13, 2012

Dear Fellow Shareowner:

You are cordially invited to attend our 2013 Annual Meeting of Shareowners on Tuesday, February 5, 2013. The meeting will be held in Bradley Hall at our Global Headquarters in Milwaukee, Wisconsin. You will find information about the business to be conducted at the meeting in the attached notice of meeting and proxy statement. At the meeting, I will also review the Company’s activities and performance during the last year and answer questions.

We have made several changes to this year’s proxy statement to simplify and more effectively present information about the meeting and our Company. We have included a proxy summary starting on page 2 with information about voting and the meeting proposals. We have also included new features to highlight important information and enhance readability.

Your vote is important to us. Whether or not you plan to attend the meeting, it is important that your shares are represented and voted at the meeting. We encourage you to vote before the meeting by returning your proxy card or voting via the Internet or by telephone. If you decide to attend the meeting, you will still be able to vote in person, even if you previously submitted your proxy. Please follow the advance registration instructions on the outside back cover page to obtain an admission card if you plan to attend.

This year, we mourn the recent passing of director David Speer. During his nine-year tenure as a member of our Board, David served on each of our committees and most recently chaired our Board Composition and Governance Committee. All of David’s friends at Rockwell Automation extend our deepest sympathies to David’s family.

We hope to see you at the meeting. Thank you for your continued support of Rockwell Automation.

Sincerely yours,

Keith D. Nosbusch
Chairman and Chief Executive Officer

Table of Contents

NOTICE OF 2013 ANNUAL MEETING OF SHAREOWNERS	1
PROXY SUMMARY	2
PROXY STATEMENT	4
GENERAL INFORMATION ABOUT THE MEETING AND VOTING	4
CORPORATE GOVERNANCE	8
ELECTION OF DIRECTORS	11
BOARD OF DIRECTORS AND COMMITTEES	13
DIRECTOR COMPENSATION	16
DIRECTOR COMPENSATION TABLE	18
AUDIT COMMITTEE REPORT	19
OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY	20
EXECUTIVE COMPENSATION	21
Compensation Discussion and Analysis	21
Summary Compensation Table	31
Grants of Plan-Based Awards Table	33
Outstanding Equity Awards at Fiscal Year-End Table	34
Option Exercises and Stock Vested Table	35
Pension Benefits Table	35
Non-Qualified Deferred Compensation	37
Non-Qualified Deferred Compensation Table	38
Potential Payments Upon Termination or Change of Control	38
COMPENSATION COMMITTEE REPORT	40
PROPOSAL TO APPROVE THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
PROPOSAL TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	42
OTHER MATTERS	43
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	44
ANNUAL REPORT	44
SHAREOWNER PROPOSALS FOR 2014 ANNUAL MEETING	44
EXPENSES OF SOLICITATION	44
SUPPLEMENTAL FINANCIAL INFORMATION	45
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON FEBRUARY 5, 2013	46

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Rockwell Automation, Inc.

1201 South Second Street

Milwaukee, Wisconsin 53204, USA

Notice of 2013 Annual Meeting of Shareowners

To the Shareowners of ROCKWELL AUTOMATION, INC.:

The 2013 Annual Meeting of Shareowners of Rockwell Automation, Inc. will be held in Bradley Hall at the Rockwell Automation Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, USA on Tuesday, February 5, 2013, at 5:30 p.m. (Central Standard Time) for the following purposes:

(a)

to vote on whether to elect as directors the three nominees named in the accompanying proxy statement;

(b)

to vote on a proposal to approve the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013;

(c)

to vote on a proposal to approve on an advisory basis the compensation of our named executive officers; and

(d)

to transact such other business as may properly come before the meeting.

Only shareowners of record at the close of business on December 10, 2012 may vote at the meeting.

By order of the Board of Directors.

Douglas M. Hagerman
Secretary

December 13, 2012

Note: The Board of Directors solicits votes by the execution and prompt return of the accompanying proxy in the enclosed return envelope or by use of the Corporation’s telephone or Internet voting procedures.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Annual Meeting of Shareowners

•

Date and Time: Tuesday, February 5, 2013 at 5:30 pm CST

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Location: Rockwell Automation Global Headquarters, 1201 South Second Street, Milwaukee, WI 53204

•

Record Date: December 10, 2012

Who May Vote

You may vote if you were a shareowner of record at the close of business on the December 10, 2012 record date.

How to Cast Your Vote

You can vote by any of the following methods:

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Internet (www.proxyvote.com) until February 4, 2013;

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Telephone (1-800-690-6903) until February 4, 2013;

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Complete, sign and return your proxy by January 31, 2013;

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If you hold shares in the savings plans, by Internet (www.proxyvote.com) or telephone (1-800-690-6903) by February 3, 2013, and by mail by January 31, 2013; or

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In person, at the annual meeting: If you are a shareowner of record, your admission card will serve as proof of ownership. If you hold your shares through a broker, nominee or other intermediary, you must bring proof of ownership to the meeting.

Voting Matters

We are asking you to vote on the following proposals at the annual meeting:

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR each Director Nominee	11
Approval of Auditors	FOR	41
Advisory Vote on Executive Compensation	FOR	42

Board Nominees (page 11)

The following table provides summary information about each director nominee.

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Company Boards
Barry C. Johnson,Ph.D.	69	2005	Retired Dean, College of Engineering, Villanova University	Yes	• Board Composition and Governance Committee • Technology and Corporate Responsibility Committee	2
William T. McCormick,Jr.	68	1989	Retired Chairman and CEO, CMS Energy Corporation	Yes	• Board Composition and Governance Committee • Compensation Committee	0
Keith D. Nosbusch	61	2004	Chairman and CEO, Rockwell Automation	No	None	1

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Auditor (page 41)

We ask our shareowners to approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending September 30, 2013. Below is summary information about fees paid to Deloitte & Touche LLP for services provided in fiscal 2012 and 2011 (in millions):

Year Ended September 30	2012	2011
Audit Fees	$5.42	$5.15
Audit-Related Fees	0.13	0.09
Tax Fees	0.01	-
All Other Fees	0.00	0.04
TOTAL	$5.56	$5.28

Executive Compensation (page 21)

Our executive compensation program is designed to attract and retain executive talent and emphasize pay for performance. Our compensation program includes base salary, annual incentive compensation, long-term incentives, defined benefit and defined contribution retirement plans and a very limited perquisite package. Our compensation program includes the following key principles:

•

Compensation decisions are based on a number of factors, including market compensation rates, Company performance against pre-established goals and the relative share performance of the Company compared to the broader stock market, as well as the experience and contributions of individual executives.

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A significant portion of an executive’s compensation is directly linked to our performance and the creation of shareowner value.

•

Long-term incentives reward management for creating shareowner value and align the financial interests of executives and shareowners.

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Incentive compensation payouts vary significantly from year to year based on performance compared to goals.

We seek sustained growth and performance through various activities that depend on our executives for their planning and execution. We believe it is important to align the compensation of our leadership with this growth and performance strategy through pay for performance. A significant portion of an executive’s compensation is directly linked to our performance and the creation of shareowner value. We believe our shareowners support this philosophy based on the overwhelming level of shareowner support for the Company’s 2011 proposal to approve the compensation of our named executive officers.

Advisory Vote to Approve Executive Compensation (page 42)

We ask our shareowners to approve on an advisory basis the compensation of our named executive officers. We believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, support achieving our goals with appropriate levels of risk and are aligned with shareowner interests, including:

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providing executives with a balanced mix of long-term incentives including stock options, performance shares and restricted stock to motivate long-term performance and reward executives for absolute gains in share price and relative performance based on total shareowner return of the S&P 500 Index;

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very limited perquisites;

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stock ownership guidelines for Company officers;

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annual incentive compensation payouts capped at 200% of target, limiting excessive awards for short-term performance;

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multiple-year vesting of long-term incentive awards; and

•

absence of employment contracts with our named executive officers.

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Rockwell Automation, Inc.

PROXY STATEMENT

2013 Annual Meeting

The 2013 Annual Meeting of Shareowners of Rockwell Automation, Inc. will be held at 5:30 p.m. (Central Standard Time) on February 5, 2013, for the purposes set forth in the accompanying Notice of 2013 Annual Meeting of Shareowners. This proxy statement and the accompanying proxy are furnished in connection with the solicitation by our Board of Directors of proxies to be used at the meeting and at any adjournment of the meeting. We will refer to your company in this proxy statement as “we,” “us,” “our,” the “Corporation,” the “Company” or “Rockwell Automation.”

Rockwell Automation

We are a leading global provider of industrial automation power, control, and information solutions that help manufacturers achieve a competitive advantage for their businesses. The Company continues the business founded as the Allen-Bradley Company in 1903. The privately-owned Allen-Bradley was a leading North American manufacturer of industrial automation equipment when the former Rockwell International Corporation (RIC) purchased it in 1985. Our products and services are designed to meet our customers’ needs to reduce total cost of ownership, maximize asset utilization, improve time to market and reduce enterprise business risk.

We were incorporated in Delaware in connection with a tax-free reorganization completed on December 6, 1996, pursuant to which we divested our former aerospace and defense business (the A&D Business) to The Boeing Company. In the reorganization, RIC contributed all of its businesses, other than the A&D Business, to us and distributed all of our capital stock to RIC’s shareowners. Boeing then acquired RIC. RIC was incorporated in 1928.

Our principal executive office is located at 1201 South Second Street, Milwaukee, Wisconsin 53204, USA. Our telephone number is +1(414) 382-2000 and our website is located at www.rockwellautomation.com. Our common stock trades on the NYSE under the symbol ROK.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Distribution and Electronic Availability of Proxy Materials

Again this year we are taking advantage of Securities and Exchange Commission (SEC) rules that allow companies to furnish proxy materials to shareowners via the Internet. If you received a Notice of Internet Availability of Proxy Materials (Notice) by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review this proxy statement and our 2012 Annual Report as well as how to vote by Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.

We will mail the Notice to certain shareowners by December 27, 2012. We will continue to mail a printed copy of this proxy statement and form of proxy to certain shareowners and we expect that mailing to begin on December 20, 2012.

Shareowners Sharing the Same Address

SEC rules permit us to deliver only one copy of our annual report and this proxy statement or the Notice to multiple shareowners who share the same address and have the same last name, unless we received contrary instructions from a shareowner. This delivery method, called “householding,” reduces our printing and mailing costs. Shareowners who participate in householding will continue to receive separate proxy cards.

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We will deliver promptly upon written or oral request a separate copy of our annual report and proxy statement or Notice to any shareowner who received these materials at a shared address. To receive a separate copy, please write or call Rockwell Automation Shareowner Relations, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA, telephone: +1 (414) 382-8410.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of our annual report and proxy statement or Notice in the future, please contact Broadridge Financial Solutions, Inc. (Broadridge), either by calling +1 (800) 542-1061 (toll free in the United States and Canada only) or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, USA. You will be removed from the householding program within 30 days.

Any shareowners of record who share the same address and wish to receive only one copy of future Notices, proxy statements and annual reports for your household should contact Rockwell Automation Shareowner Relations at the address or telephone number listed above.

If you hold your shares in street name with a broker or other nominee, please contact them for information about householding.

What am I voting on?

You will be voting on whether to:

•

elect as directors the three nominees named in this proxy statement;

•

approve the selection by the Audit Committee of Deloitte & Touche LLP (D&T) as our independent registered public accounting firm for fiscal year 2013 (the D&T appointment); and

•

approve on an advisory basis the compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on December 10, 2012, the record date for the meeting, may vote at the Annual Meeting. Each shareowner of record is entitled to one vote for each share of our common stock held on the record date. On December 10, 2012, 139,668,594 shares of our common stock were outstanding.

Who may attend the Annual Meeting?

Shareowners as of the record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in street name through a broker or other nominee, you will need to provide a copy of a brokerage statement reflecting your stock ownership as of the record date to be admitted to the Annual Meeting. Instructions for obtaining an admittance card are on the outside back cover page of this proxy statement. You will find directions and instructions for parking and entering the building on your admittance card.

How do I vote my shares?

We encourage shareowners to vote their shares in advance of the Annual Meeting even if they plan to attend. Shareowners may vote in person at the Annual Meeting. If you are a record holder and wish to vote in person at the meeting, you may vote by obtaining a ballot at the meeting. If you hold your shares in street name and wish to vote in person at the meeting, you should contact your broker or other nominee to obtain a broker’s proxy card and bring it, together with proper identification and your brokerage statement reflecting your stock ownership as of the record date, to the meeting.

In addition you may vote by proxy:

•

if you received a Notice, by submitting the proxy over the Internet by following the instructions on the Notice; and

•

if you received a paper copy of the proxy materials:

–

for shareowners of record and participants in our savings plans and Computershare (formerly BNY Mellon) Investor Services Program (dividend reinvestment and stock purchase plan), by completing, signing and returning the enclosed proxy card or direction card, or via the Internet or by telephone; or

–

for shares held in street name, by using the method directed by your broker or other nominee. You may vote over the Internet or by telephone if your broker or nominee makes those methods available, in which case they will provide instructions with your proxy materials.

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How will my proxy be voted?

If you properly complete, sign and return a proxy or use our telephone or Internet voting procedures to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our Board of Directors, subject to applicable New York Stock Exchange (NYSE) regulations.

For shareowners participating in our savings plans or in the Computershare Investor Services Program, the trustee or administering bank will vote the shares that it holds for a participant’s account only in accordance with instructions given in a signed, completed and returned proxy card or direction card, or in accordance with instructions given pursuant to our Internet or telephone voting procedures. If they do not receive instructions, the shares will not be voted. To allow sufficient time for voting by the trustees of the savings plans, your voting instructions for shares held in the plans must be received by January 31, 2013.

May I change my proxy after I vote my shares?

For shareowners of record, you may revoke or change your proxy at any time before it is voted at the Annual Meeting by:

•

delivering a written notice of revocation to the Secretary of the Corporation;

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submitting a properly signed proxy card with a later date;

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casting a later vote using the telephone or Internet voting procedures; or

•

voting in person at the Annual Meeting (except for shares held in the savings plans).

If you hold your shares in street name, you must contact your broker or other nominee to revoke or change your proxy. Your proxy is not revoked simply because you attend the Annual Meeting.

Will my vote be confidential?

It is our policy to keep confidential all proxy cards, ballots and voting tabulations that identify individual shareowners, except (i) as may be necessary to meet any applicable legal requirements, (ii) in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting, and (iii) if a shareowner writes comments on the proxy card directed to our Board of Directors or management. Representatives of Broadridge will tabulate votes and act as the independent inspector of election at this year’s meeting. The independent inspector of election and any employees involved in processing proxy cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

What is required for there to be a quorum at the Annual Meeting?

Holders of at least a majority of the shares of our common stock issued and outstanding on the record date for the Annual Meeting must be present, in person or by proxy, for there to be a quorum in order to conduct business at the meeting.

How many votes are needed to approve each of the proposals?

Election of Directors. Directors are elected by a plurality of votes cast. This means that the three nominees for election as directors who receive the greatest number of votes cast by the holders of our common stock entitled to vote at the meeting will become directors. The election of directors, however, is subject to our majority vote policy.

Our Guidelines on Corporate Governance set forth our policy if a director is elected by a plurality of votes cast but receives a greater number of votes “withheld” from his or her election than votes “for” such election. In an uncontested election, any nominee for director who receives more votes “withheld” than votes “for” his or her election must promptly tender his or her resignation to the Board. The Board Composition and Governance Committee will consider the resignation offer and make a recommendation to the Board of Directors. The Board will act on the tendered resignation within 90 days following certification of the election results. The Board Composition and Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors or other information that it considers appropriate and relevant, including any stated reasons why the shareowners withheld votes from the director, the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the Board, and the overall composition of the Board. We will promptly disclose the Board’s decision regarding whether to accept or reject the director’s resignation offer in a Form 8-K furnished to the SEC. If the Board rejects the tendered resignation or pursues any additional action, the disclosure will include the rationale behind the decision. Any director who tenders his or her resignation may not participate in the Board Composition and Governance Committee deliberations and recommendation or in the Board’s decision whether to accept or reject the resignation offer.

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D&T Appointment. An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve the D&T appointment.

Compensation of Named Executive Officers. An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve on an advisory basis the compensation of our named executive officers, although such vote will not be binding on us.

How are votes counted?

Under Delaware law and our Restated Certificate of Incorporation and By-Laws, all votes entitled to be cast by shareowners present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareowners vote “for,” “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to approve the D&T appointment and approve on an advisory basis the compensation of our named executive officers.

What is the effect of an abstention?

The shares of a shareowner who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors, but has the same legal effect as a vote “against” the proposals to approve the D&T appointment and the compensation of our named executive officers.

How will votes be counted on shares held through brokers?

Brokers are not entitled to vote on the election of directors or the advisory proposal to approve the compensation of our named executive officers unless they receive voting instructions from the beneficial owner. If a broker does not receive voting instructions, the broker may return a proxy card with no vote on the election of directors or the advisory proposal to approve the compensation of our named executive officers, which is usually referred to as a broker non-vote. The shares of a shareowner whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is represented by proxy. A broker non-vote on a matter has no effect in the election of directors or the proposals to approve the D&T appointment and the compensation of our named executive officers.

Can I receive electronic access to shareowner materials?

As noted above, SEC rules permit us to furnish proxy materials to shareowners via the Internet. However, we may choose to continue to provide printed copies to certain shareowners. If we send you printed copies, you can save us printing and mailing costs by electing to access proxy statements, annual reports and related materials electronically instead of receiving these documents in print. You must have an e-mail account and access to the Internet and expect to have such access in the future to be eligible for electronic access to these materials. To enroll for these services, please go to https://enroll1.icsdelivery.com/rok_/Default.aspx or visit our website at www.rockwellautomation.com, click on “About Us”, then “Investor Relations”, then “Shareowner Resources” and you will find the link under the subheading “E-Delivery” under “Transfer Agent & Dividends”. If you own your shares through a broker or other nominee, you may contact them directly to request electronic access.

Your consent to electronic access will be effective until you revoke it. You may cancel your consent at no cost to you at any time by going to https://enroll1.icsdelivery.com/rok_/Default.aspx and following the instructions or by contacting your broker or other nominee.

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CORPORATE GOVERNANCE

Guidelines on Corporate Governance

The Board of Directors has adopted Guidelines on Corporate Governance that contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines set forth the Board’s governance practices with respect to leadership structure, Board meetings and access to senior management, Board compensation, director qualifications, Board performance, management development and succession planning, director stock ownership, and enterprise risk management. The Guidelines are available on our website at http://www.rockwellautomation.com/rockwellautomation/about-us/corporate-governance/overview.page.

Related Person Transactions

The Board of Directors adopted a written policy regarding how it will review and approve of related person transactions (as defined below). The Board Composition and Governance Committee is responsible for administering this policy. The policy is available on our website at http://www.rockwellautomation.com/rockwellautomation/about-us/corporate-governance/overview.page.

The policy defines a related person transaction as any transaction in which we are or will be a participant, in which the amount involved exceeds $120,000, and in which any director, director nominee, executive officer or more than 5% shareowner or any of their immediate family members has or will have a direct or indirect material interest. The policy sets forth certain transactions, arrangements and relationships not reportable under SEC rules that do not constitute related person transactions.

Under this policy, each director, director nominee and executive officer must report each proposed or existing transaction between us and that individual or any of that individual’s immediate family members to our general counsel. Our general counsel will assess and determine whether any transaction reported to him or of which he learns constitutes a related person transaction. If our general counsel determines that a transaction constitutes a related person transaction, he will refer it to the Board Composition and Governance Committee. The Committee will approve or ratify a related person transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Corporation and its shareowners. In determining whether to approve or ratify a related person transaction, the Committee will consider factors it deems appropriate, including:

•

the fairness to the Corporation;

•

whether the terms of the transaction would be on the same basis if a related person was not involved;

•

the business reasons for the Corporation to participate in the transaction;

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whether the transaction may involve a conflict of interest;

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the nature and extent of the related person’s and our interest in the transaction; and

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the amount involved in the transaction.

There are no related person transactions to report in this proxy statement.

Potential Director Candidates

The Board Composition and Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the full Board.

The Committee will consider candidates for director recommended by shareowners. Shareowners can recommend director candidates by writing to the Corporate Secretary at Rockwell Automation, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA. The recommendation must include the candidate’s name, biographical data and qualifications and any other information required by the SEC to be included in a proxy statement with respect to a director nominee. Any shareowner recommendation must be accompanied by a written statement from the candidate indicating his or her willingness to serve if nominated and elected. The recommending shareowner also must provide evidence of being a shareowner of record of our common stock at that time.

The Committee, the Chairman and Chief Executive Officer or other members of the Board may identify a need to add new members to the Board or fill a vacancy on the Board. In that case, the Committee will initiate a search for qualified director candidates, seeking input from senior management and Board members, and to the extent it deems it appropriate, outside search firms. The Committee will evaluate qualified candidates and then make its recommendation to the Board.

In making its recommendations to the Board with respect to director candidates, the Committee considers various criteria set forth in our Board Membership Criteria (see Exhibit A to the Committee’s Charter), including experience, professional background, specialized expertise, diversity and concern for the best interests of shareowners as a whole. In addition, directors must be of the highest character and integrity, be free of conflicts of interest with the Corporation, and have sufficient time available to devote to the affairs of the Corporation. The Committee from time to time reviews with the Board our Board Membership Criteria.

The Committee will evaluate properly submitted shareowner recommendations under substantially the same criteria and in substantially the same manner as other potential candidates.

In addition to recommending director candidates to the Committee, shareowners may nominate candidates for election to the Board directly at the annual shareowner meeting by following the procedures and providing the information, including a questionnaire, representation and agreement from the nominee, set forth in our By-Laws. See “Shareowner Proposals for 2014 Annual Meeting” set forth later in this proxy statement.

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Diversity

The Board does not have a formal policy with respect to diversity, but recognizes the value of a diverse Board and thus has included diversity as a factor that is taken into consideration in its Board Membership Criteria.

When it considers the composition of the Board, especially when adding new directors, the Board Composition and Governance Committee assesses the skills and experience of Board members and compares them to the skills that might benefit the Corporation, in light of the current Board membership. The Committee seeks people with a variety of occupational and personal backgrounds to ensure that the Board benefits from a range of perspectives and to enhance the diversity of the Board in such areas as experience, geography, race, gender and ethnicity. When selecting director candidates, the Committee may establish specific skills, experiences or backgrounds that it believes the Board should seek in order to achieve balance and effectiveness.

The Board believes that it is important that its members reflect diverse viewpoints so that, as a group, the Board includes a sufficient mix of perspectives to allow the Board best to fulfill its responsibilities to shareowners.

Communications to the Board and Ombudsman

Shareowners and other interested parties may send communications to the Board, an individual director, the non-management directors as a group, or a Board Committee at the following address:

Rockwell Automation, Inc.

c/o Corporate Secretary

1201 South Second Street

Milwaukee, Wisconsin 53204, USA

Attn: Board of Directors

The Secretary will receive and process all communications before forwarding them to the addressee. The Secretary will forward all communications unless the Secretary determines that a communication is a business solicitation or advertisement, or requests general information about us.

In accordance with procedures approved by the Audit Committee of our Board of Directors, concerns about accounting, internal controls or auditing matters should be reported to the Ombudsman as outlined in our Code of Conduct, which is available on our website at www.rockwellautomation.com, select “Sustainability & Ethics” from the “About Us” drop down, then click on “Integrity & Compliance” and then under “Resources” click on “Code of Conduct.” These standards are also available in print to any shareowner upon request. The Ombudsman is required to report promptly to the Audit Committee all reports of questionable accounting or auditing matters that the Ombudsman receives. You may contact the Ombudsman by addressing a letter to:

Ombudsman

Rockwell Automation, Inc.

1201 South Second Street

Milwaukee, Wisconsin 53204, USA

You may also contact the Ombudsman by telephone at 1 (800) 552-3589 (US only) or +1 (414) 382-8484, e-mail at ombudsman@rockwell.com, fax at +1 (414) 382-8485, or, if you wish to remain anonymous, by going to: https://rockwellautomationombudsman.alertline.com.

Board Leadership Structure

Our Board of Directors adheres to a flexible approach to the question of whether to separate or combine the roles of Chairman and CEO. The Board believes that these are matters that should be discussed and determined by the Board from time to time and that they depend upon the current performance of the Corporation and the experience, knowledge and temperament of the CEO. Currently the Board has combined the roles of Chairman and CEO in Mr. Nosbusch. It has done so because the Board believes that at this time it strengthens the leadership of the Corporation and does not impair its independence, its ability to control its agenda and its oversight of management.

The Board further has concluded that this structure improves the efficiency of decision-making by the Board, in light of Mr. Nosbusch’s long experience and extensive knowledge of the Corporation’s operations, its customers and the major business issues that it faces. For similar reasons, we have not appointed a lead director at this time. However, in order to ensure the effectiveness of the independent directors, the Board has established a practice of holding independent director sessions at each Board meeting, with a presiding director and a clear process for communicating with Mr. Nosbusch about the matters discussed in these sessions.

Board’s Role in Risk Oversight

The responsibility for managing risk rests with executive management. The Board has primary responsibility for oversight of management’s program of enterprise risk management for the Corporation. The standing committees of the Board address the risks related to their respective areas of oversight, and the Audit Committee is responsible for reviewing the overall guidelines and policies that govern our process for risk assessment and management.

Management periodically reports to the Board regarding the system that management has implemented to assess, manage and monitor risks. Management also reports to the Board on which risks it has assessed as the most significant, together with management’s plans to mitigate those risks.

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Our risk management system seeks to ensure that the Board is informed of major risks facing the Corporation. The Audit Committee provides oversight regarding financial risks. The Audit Committee receives regular reports on management policies and practices relating to the Corporation’s financial statements, and the effectiveness of internal controls over financial reporting. The Audit Committee also receives regular reports from the Corporation’s independent auditors and general auditor as well as the general counsel regarding legal and compliance risks. The Compensation Committee considers the risk implications of the incentives created by our compensation programs. The Technology and Corporate Responsibility Committee provides oversight regarding risks related to technology, safety, and environmental protection, among other corporate responsibility matters. The Board Composition and Governance Committee provides oversight regarding governance-related risks including conflicts of interest, director independence, and board and committee structure and performance.

Our risk oversight is aligned with the Board’s oversight of the Corporation’s strategies and plans. Thus, the Board ordinarily receives reports on the risks implicated by the Corporation’s strategic decisions concurrent with the deliberations leading to those decisions. From time to time, the Board will receive reports from management on enterprise risks that are not specifically assigned to the standing committees.

We believe we have an effective risk management system that fosters an appropriate culture of risk-taking. We have strong internal processes and a strong control environment to identify and manage risks. We also believe that our leadership structure, with Mr. Nosbusch serving as both Chairman and CEO, enhances the Board’s effectiveness in overseeing risk. Mr. Nosbusch’s extensive knowledge of the Corporation’s business and operations helps the Board to identify and address key risks facing the Corporation. Executive officers are assigned responsibility for managing the risks deemed most significant. These officers periodically report to the full Board or the applicable Committee on efforts to address the risks for which they are responsible.

Our Annual Report on Form 10-K for the year ended September 30, 2012 contains an extensive description of the most significant enterprise risks that we face.

Independent Director Sessions

The independent directors meet in executive session without any officer or member of management present in conjunction with regular meetings of the Board. The independent directors designate the chair of one of the Board Committees as chair of the executive session, in part depending upon whether the principal items to be considered at the session are within the scope of the applicable Committee. The Board has adopted an annual schedule designating the presumptive chair for executive sessions from among the chairs of the Board Committees, which the Board may override as appropriate by designating the chair of another Board Committee.

Corporate Governance Documents

You will find current copies of the following corporate governance documents on our website at http://www.rockwellautomation.com, select “About Us”, then click on “Investor Relations” and then “Corporate Governance” from the menu on the left.

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Board of Directors Guidelines on Corporate Governance

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Audit Committee Charter

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Compensation Committee Charter

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Board Composition and Governance Committee Charter

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Technology and Corporate Responsibility Committee Charter

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Code of Conduct

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Social Responsibility Principles

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Related Person Transactions Policy

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Shareowner Communications to the Board and Ombudsman

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Certificate of Incorporation

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By-laws

We will provide any of this information in print to any shareowner upon written request to Rockwell Automation Shareowner Relations, 1201 South Second Street, Milwaukee, WI 53204, USA.

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ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors will consist of three classes of directors serving staggered three-year terms that are as nearly equal in number as possible. One class of directors is elected each year with terms extending to the third succeeding Annual Meeting after election.

The terms of three directors expire at the 2013 Annual Meeting. The Board has nominated these current directors, upon the recommendation of the Board Composition and Governance Committee, for election as directors with terms expiring at the 2016 Annual Meeting.

Director David B. Speer died on November 17, 2012. The Board subsequently reduced its size to eight members.

Proxies properly submitted will be voted at the meeting, unless authority to do so is withheld, for the election of the three nominees specified in Nominees for Election as Directors below, subject to applicable NYSE regulations. If for any reason any of these nominees is not a candidate when the election occurs (which is not expected), proxies and shares properly authorized to be voted will be voted at the meeting for the election of a substitute nominee. Alternatively, the Board of Directors may reduce the number of directors.

Information about Director Nominees and Continuing Directors

For each director nominee and continuing director, we have stated the person’s name, age (as of December 13, 2012) and principal occupation; the position, if any, with the Corporation; the period of service as a director of the Corporation (or a predecessor corporation); and other directorships held.

Nominees for election as directors with terms expiring in 2016

 Barry C. Johnson, Ph.D.

Director Since 2005

Age 69

Retired Dean, College of Engineering, Villanova University. Dr. Johnson served as Dean, College of Engineering, Villanova University from August 2002 until March 2006. He served as Chief Technology Officer of Honeywell International Inc. (diversified technology and manufacturing company) from July 2000 to April 2002. Before that, he served as Corporate Vice President of Motorola, Inc. (global communications company) and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson also serves as a director of Cytec Industries Inc. and IDEXX Laboratories, Inc.

 William T. McCormick, Jr.

Director Since 1989

Age 68

Retired Chairman of the Board and Chief Executive Officer, CMS Energy Corporation (diversified energy). Mr. McCormick served as Chairman of the Board and Chief Executive Officer of CMS Energy Corporation from November 1985 until May 2002. Before joining CMS, he had been Chairman and Chief Executive Officer of American Natural Resources Company (natural gas company) and Executive Vice President and a director of its parent corporation, The Coastal Corporation (energy holding company).

 Keith D. Nosbusch

Director Since 2004

Age 61

Chairman of the Board, President and Chief Executive Officer. Mr. Nosbusch has been our Chairman of the Board since February 2005 and our President and Chief Executive Officer since February 2004. He served as Senior Vice President and President, Rockwell Automation Control Systems from November 1998 until February 2004. Mr. Nosbusch is a director of The Manitowoc Company, Inc. and serves as a director or member of a number of business, civic and community organizations.

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Continuing directors with terms expiring in 2014

 Steven R. Kalmanson

Director Since 2011

Age 60

Retired Executive Vice President, Kimberly-Clark Corporation (consumer package goods). Mr. Kalmanson joined Kimberly-Clark Corporation in 1977. He held various marketing and business management positions within the consumer products businesses. He was appointed President, Adult Care in 1990, President, Child Care in 1992, President, Family Care in 1994, Group President of the Consumer Tissue segment in 1996, Group President-North Atlantic Personal Care in 2004 and Group President-North Atlantic Consumer Products in 2005. Mr. Kalmanson was president and sole owner of Maxair, Inc., an aviation services company, from 1988 to 2011.

 James P. Keane

Director Since 2011

Age 53

Chief Operating Officer, Steelcase Inc. (office furniture). Mr. Keane joined Steelcase Inc. in 1997. He served as Senior Vice President and Chief Financial Officer of Steelcase Inc. from 2001 through 2006. He was named President of the Steelcase Group in October 2006, overseeing sales, marketing and product development activities of certain brands primarily in North America. In January 2011, he assumed leadership of the Steelcase brand across the Americas and Europe, the Middle East and Africa. In October 2012, he was named Chief Operating Officer, responsible for the design, engineering and development, manufacturing, sales and distribution of all brands in all countries where Steelcase does business. He also retains the leadership duties of his previous role as President of Steelcase Group. Previously, he has also led corporate strategy, IT, Steelcase Design Partnership, and research and development since 1997. Mr. Keane serves as a director or trustee of a number of civic and charitable organizations.

 Donald R. Parfet

Director Since 2008

Age 60

Managing Director, Apjohn Group, LLC (business development); General Partner, Apjohn Ventures Fund (venture capital fund). Mr. Parfet has served as Managing Director of Apjohn Group since 2001. Before that, he served as Senior Vice President of Pharmacia Corporation (pharmaceuticals). Mr. Parfet is a director of Kelly Services, Inc. and Masco Corporation and serves as a director or trustee of a number of business, civic and charitable organizations.

Continuing directors with terms expiring in 2015

 Betty C. Alewine

Director Since 2000

Age 64

Retired President and Chief Executive Officer, COMSAT Corporation (now part of Lockheed Martin Corporation) (global satellite services and digital networking services and technology). Ms. Alewine joined COMSAT in 1986 as Vice President of Sales and Marketing, and then served as the Vice President and General Manager and in 1994 as President of COMSAT International, the company’s largest operating unit. Ms. Alewine was named Chief Executive Officer of COMSAT in July 1996 and served in that position until the merger of COMSAT and Lockheed Martin Corporation in August 2000. Ms. Alewine is a director of New York Life Insurance Company and The Brink’s Company. She also serves as a director or member of a number of civic and charitable organizations.

 Verne G. Istock

Director Since 2003

Age 72

Retired Chairman and President, Bank One Corporation (now part of JPMorgan Chase & Co.) (financial holding company). Mr. Istock served as Chairman of the Board of Bank One Corporation from October 1998, following completion of the merger of First Chicago NBD Corporation and Banc One Corporation, until October 1999, and as President of Bank One Corporation from October 1999 until September 2000. He served as Acting Chief Executive Officer of Bank One Corporation from December 1999 until March 2000. He served as Chairman of First Chicago NBD from 1996 to 1998 and as President and Chief Executive Officer of First Chicago NBD from 1995 to 1998. Mr. Istock is non-executive Chairman of Masco Corporation and a former director of Kelly Services, Inc. He also serves as a director or member of a number of civic and community organizations.

The Board of Directors recommends that you vote “FOR” the election as directors of the three nominees described above, which is presented as item (a).

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BOARD OF DIRECTORS AND COMMITTEES

Board Meetings and Committees

Our business is managed under the direction of the Board of Directors. The Board has established four standing committees: the Audit Committee, the Board Composition and Governance Committee, the Compensation Committee and the Technology and Corporate Responsibility Committee, whose principal functions are briefly described below. Each committee has a written charter that sets forth the duties and responsibilities of the committee. Current copies of the committee charters are available on our website at http://www.rockwellautomation.com/rockwellautomation/about-us/corporate-governance/overview.page. The committee charters are also available in print to any shareowner upon request. The committees review and assess the adequacy of their charters each year and recommend any proposed changes to the Board for approval. During fiscal 2012, each committee reviewed its charter. The Compensation Committee did not make any changes to its charter in fiscal 2012; however, in October 2012, the Committee amended its charter to remove its role regarding review of management succession and development and shortened its name from the Compensation and Management Development Committee to the Compensation Committee. The full Board oversees management succession and development. In fiscal 2012, the Board Composition and Governance Committee revised its charter to reflect its authorization to retain compensation advisers; the Audit Committee amended its charter to clarify its role with respect to oversight of the Corporation’s Internal Audit function; and the Technology and Corporate Responsibility Committee amended its charter to clarify its responsibilities with respect to technology issues.

In fiscal 2012, the Board held six meetings and on one occasion acted by written consent in lieu of a meeting. Average attendance by directors at Board and Committee meetings was 97% and all of the directors attended at least 79% of the meetings of the Board and the Committees on which they served. Directors are expected to attend the Annual Meeting of Shareowners. All of the directors attended the 2012 Annual Meeting.

Director Qualifications

Director Independence.  Our Guidelines on Corporate Governance require that a substantial majority of the members of the Board be independent directors. For a director to be independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Corporation. The Board has established guidelines, which are contained in our Guidelines on Corporate Governance, to assist it in determining director independence in conformity with the NYSE listing requirements. These guidelines are available on our website at http://www.rockwellautomation.com/rockwellautomation/about-us/corporate-governance/overview.page.

After considering these guidelines and the independence criteria of the NYSE, the Board has determined that none of the current directors, director nominees or Mr. Speer (who served during fiscal 2012), other than Mr. Nosbusch (who is a current employee of the Corporation), has a material relationship with the Corporation and each of these directors (other than Mr. Nosbusch) meets the independence requirements of the NYSE and our Guidelines on Corporate Governance. There were no transactions, relationships or arrangements that required review by the Board for purposes of determining director independence.

Specific Qualifications.  We believe that our directors should possess the highest character and integrity and be committed to working constructively with others to oversee the management of the business and affairs of the Corporation. Our Board Membership Criteria provide that our directors should (i) have a variety of experience and backgrounds, (ii) have high level managerial experience or be accustomed to dealing with complex problems, and (iii) represent the balanced best interests of all shareowners, considering the overall composition and needs of the Board and factors such as diversity, age, international background, experience and specialized expertise. The Criteria attach importance to directors’ experience, ability to collaborate, integrity, ability to provide constructive and direct feedback, lack of bias, and independence. Our Board seeks to maintain members with strong collective abilities that allow it to fulfill its responsibilities.

The Board has determined that each director and nominee is financially literate and possesses the skills, judgment, experience, reputation and commitment to make a constructive contribution to the Board.

We have provided certain information about the skills and experience of our continuing directors in their biographies set forth above. In addition, the Board considered other qualifications in concluding that each current director and director nominee is qualified to serve as a director of the Corporation, including the following experience, qualifications, attributes and skills.

Betty Alewine. Ms. Alewine has significant leadership experience having served as the CEO of COMSAT Corporation and executive-level experience with international business operations, strategic business development, technology and sales and marketing. She brings valuable experience and knowledge through her service on the boards of other public companies in finance, risk oversight, audit and corporate governance matters. She serves as chair of the Audit Committee of New York Life Insurance Company and chair of the Finance and Strategy Committee of The Brink’s Company. She also has global industrial knowledge having served as the United States representative to the Board of Governors of the International Telecommunications Satellite Organization (INTELSAT) and Chairman and Vice Chairman of the INTELSAT Board, as well as on the President’s National Security Telecommunications Advisory Council.

Verne Istock. Mr. Istock has extensive executive-level finance experience having served as CEO of a bank and bank holding company for five years, with responsibility for overseeing risk management, including financial risks. His comprehensive understanding of finance and banking assists the Board in evaluating and understanding the impact of business decisions on our financial statements and capital structure. He has experience relevant to our industry having served as a commercial bank lender to many businesses including manufacturing companies with both domestic and international operations. He also has extensive knowledge of board procedures and practices and audit, finance and corporate governance matters through his service on the boards of other public companies. He serves as non-executive Chairman of Masco Corporation, where he also chairs the Governance and Nominating Committee and serves on the Audit and Compensation Committees. He was a director of Kelly Services Co., where he served as chair of the Audit Committee, Lead Director, and also as interim non-executive Chairman. He is a former director of the Federal Reserve Bank of Chicago. Mr. Istock holds an M.B.A. from the University of Michigan.

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Barry Johnson. Dr. Johnson brings specialized experience in science and technology to the Board. During his 17 years at Motorola and Honeywell, he utilized risk management methods as an integral part of research and product development programs. He employed such processes as project management, six sigma and roadmapping to manage technology development risks at Motorola, and expanded their use to risk management in Honeywell’s business and technology strategies and programs. From 1991 to 2000 at Motorola, he was involved in the global development and manufacturing of analog and digital devices, integrated circuits and modules for use in the automation and related industries. From 2000 to 2002 at Honeywell, he participated in the development of business and technology strategies and products for the automation components, systems, software and solutions markets. Dr. Johnson has been inducted into the National Academy of Engineering (USA) and the Fraunhofer Society (Germany) in recognition of his experience in global technology development. He also serves on the boards of other public companies, which gives him experience in technology, finance, audit, risk oversight and corporate governance matters. He earned a Ph.D. in metallurgical engineering and materials science from Carnegie-Mellon University.

Steven Kalmanson. Mr. Kalmanson brings extensive business and executive management experience to the Board having served in various officer management positions for Kimberly-Clark Corporation, a global publicly-traded company. Throughout his career, he successfully initiated and managed change to assist in the transformation of Kimberly-Clark Corporation from a pulp and paper company to a globally recognized consumer package goods conglomerate marketing some of the most recognized brands in the world. His business vision, strategic insight and specific knowledge and experience add value and a diverse perspective to the Corporation. In addition to his U.S. experience, he has international management experience through his responsibilities for Kimberly-Clark’s European and Canadian businesses and sales organizations, global procurement and supply chain organizations and marketing research and services organizations. He successfully innovated, restaged and grew Kimberly-Clark’s global consumer brands and businesses. He has experience leading mergers and acquisitions, organizational restructurings and facility closures and divestitures. In addition, he owned and operated his own aviation services business from 1988 until 2011, which gives him insights into economic, operational, regulatory and other challenges beneficial to the Corporation. Mr. Kalmanson holds an M.B.A. from the University of Witwatersrand, Johannesburg, South Africa.

James Keane. As a current executive of a global company, Mr. Keane brings current business experience and knowledge to the Board. Through his executive roles at Steelcase Inc., he has extensive leadership experience and a comprehensive understanding of business operations, processes and strategy as well as sales, marketing and product development. In addition, he has a high level of financial literacy and accounting experience having served as CFO of Steelcase. His understanding of financial statements, accounting principles, internal controls and audit committee functions provide the Board with expertise in addressing the complex issues that can be raised by the Corporation’s financial reporting and matters related to the Corporation’s financial position. Mr. Keane holds a master’s degree in management from the Kellogg School of Management, Northwestern University.

William McCormick. Mr. McCormick brings significant leadership and executive experience to the Board having served as Chairman and CEO of CMS Energy Corporation, a publicly-traded Fortune 500 company, for 17 years. CMS was involved in large energy technology development projects in oil and gas, pipeline, power generation, and electric and gas distribution. As Chairman and CEO, he was regularly exposed to issues facing leadership of a large global company, including risk management, strategic planning, corporate governance, human resources and executive compensation. He previously chaired the Nominating and Governance Committee and the Compensation Committee at Schlumberger Ltd. He also chaired the Risk Management Committee of the Board of First Chicago NBD Bank for two years. He holds a Ph.D. in nuclear engineering from the Massachusetts Institute of Technology.

Keith Nosbusch. As our Chairman and CEO, Mr. Nosbusch has significant experience with and knowledge of the Corporation. He rose through management having served in various positions including president of our control systems business. His long experience and extensive knowledge of the Corporation’s operations, its customers, and the major business issues that it faces enhances overall board effectiveness and interaction with management. He also serves on the board of another public company, where he has gained experience with corporate governance, audit and risk oversight and overall board procedures and functioning. Mr. Nosbusch earned an M.B.A. from the University of Wisconsin — Milwaukee.

Donald Parfet. Mr. Parfet brings extensive finance and industry experience to the Board. He has served as General Partner of Apjohn Ventures Fund, a venture capital fund, since 2003. During his years at The Upjohn Company and its successor Pharmacia & Upjohn he had extensive financial and corporate staff management responsibilities and ultimately senior operational responsibilities for multiple global business units. He is experienced in leading strategic planning, risk assessment, human resource planning and financial planning and control as well as the manufacturing of pharmaceuticals, chemicals and research instruments. He is currently the Lead Director on the Board of Directors of Kelly Services, Inc. and previously chaired its Audit Committee. He is also a director of Masco Corporation and serves on its Audit Committee. In his current role at Apjohn, he is an active investor in early stage pharmaceutical companies and as such actively evaluates financial and development risk associated with emerging medicines. Mr. Parfet holds an M.B.A. from the University of Michigan.

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Committees of the Board

Committee	Fiscal 2012 Membership	Number of Meetings in Fiscal 2012
Audit	Verne G. Istock (Chair) Steven R. Kalmanson James P. Keane Donald R. Parfet	7
Board Composition and Governance	David B. Speer (Chair)* Verne G. Istock Barry C. Johnson William T. McCormick, Jr.	4
Compensation	William T. McCormick, Jr. (Chair) Betty C. Alewine Donald R. Parfet David B. Speer	4, plus one action taken by written consent
Technology and Corporate Responsibility	Betty C. Alewine (Chair) Barry C. Johnson Steven R. Kalmanson James P. Keane	3
* The Chair is currently vacant due to the untimely death of Mr. Speer. The Board intends to name a new Chair at its next meeting.

Audit Committee. The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting processes, our internal control and disclosure control systems, the integrity and audits of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The main duties of the Committee are to appoint our independent registered public accounting firm, subject to shareowner approval; approve all audit and audit-related fees and services and permitted non-audit fees and services of our independent registered public accounting firm; review with our independent registered public accounting firm and management our annual audited and quarterly financial statements; discuss periodically with management our quarterly earnings releases; review with our independent registered public accounting firm and management the quality and adequacy of our internal controls and discuss with management our risk assessment and risk management policies. All members of the Audit Committee meet the independence and financial literacy standards and requirements of the NYSE and the SEC. The Board has determined that Messrs. Istock, Parfet and Keane qualify as “audit committee financial experts” as defined by the SEC.

Board Composition and Governance Committee. The principal functions of the Board Composition and Governance Committee are to consider and recommend to the Board qualified candidates for election as directors of the Corporation, to consider matters of corporate governance, and administer the Corporation’s related person transactions policy. The Committee annually assesses and reports to the Board on the performance of the Board of Directors as a whole and of the individual directors. The Committee also recommends to the Board the members of the committees of the Board and the terms of our Guidelines on Corporate Governance and conducts an annual review of director compensation and recommends to the Board any changes. See “Director Compensation” below. All members of the Committee are independent directors as defined by the NYSE.

Compensation Committee. The principal functions of the Compensation Committee are to evaluate the performance of our senior executives including the CEO, review the design and competitiveness of our compensation plans, review and approve salaries, incentive compensation, equity awards and other compensation of officers and review the salary plan for the CEO and other executives who are direct reports to the CEO, review and approve corporate goals and objectives, administer our incentive, deferred compensation and long-term incentives plans and review whether the work of any compensation consultant retained by the Committee raises any conflict of interest. All members of the Committee are independent directors as defined by the NYSE and are not eligible to participate in any of our plans or programs administered by the Committee, except our 2003 Directors Stock Plan and Directors Deferred Compensation Plan.

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Role of Executive Officers. The Chief Executive Officer and certain other executives assist the Committee with its review of compensation of our officers. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Review Process” below.

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Role of Compensation Consultants. The Compensation Committee has engaged Towers Watson, an executive consulting firm that is directly accountable to the Compensation Committee, to provide advice on compensation trends and market information to assist the Compensation Committee in fulfilling its duties.

Towers Watson has served as the Committee’s advisor for nine years, was directly engaged by and is accountable to the Committee, and has not been engaged by management for other services, except as described below. During fiscal 2012, Towers Watson was paid $192,000 for executive compensation advice, other services to the Committee, and director compensation advice and other services to the Board Composition and Governance Committee. During fiscal 2012, Towers Watson was also paid $3,068,000, of which $2,563,000 or 84% was for core actuarial services and $505,000 or 16% was for other human resource services to the Corporation and its benefit plans. The engagements for these other services were recommended by management and approved by the Compensation Committee.

Based on the following facts, the Compensation Committee has concluded that it is receiving objective, unbiased and independent advice from Towers Watson and that its work for the Corporation does not raise any conflict of interest:

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In January 2010, Towers Perrin merged with Watson Wyatt — the Corporation’s long-time actuary — to create Towers Watson. The Committee’s relationship with the compensation consultants at Towers Watson pre-dates the merger by over six years.

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The Towers Watson consultants to the Committee have worked with the Committee since Towers Perrin was engaged by the Committee in November 2003; their performance and counsel over this period have indicated objectivity and independence.

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The Committee’s oversight of the relationship between the Corporation and Towers Watson mitigates the possibility that management could misuse other engagements to influence Towers Watson’s compensation work for the Committee.

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Towers Watson has adopted internal safeguards to ensure that its executive compensation advice is independent and for fiscal 2012 has provided the Committee with a written assessment of the independence of its advisory work to the Committee.

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The Committee retains ultimate decision-making authority for all executive pay matters, and understands Towers Watson’s role is simply that of advisor.

The Committee intends to continue to oversee all relationships between the Corporation and Towers Watson to ensure that the Committee continues to receive unbiased compensation advice from Towers Watson. In addition, the Committee will review and approve the type and scope of all services provided by Towers Watson and the amounts paid by the Corporation for such services.

Technology and Corporate Responsibility Committee. The Technology and Corporate Responsibility Committee reviews and assesses our technology-based business issues as well as our policies and practices regarding corporate responsibility matters, including matters in the following areas: employee relations, with emphasis on diversity and inclusion; the protection and enhancement of the environment and energy resources; product integrity and safety; employee health and safety; and community and civic relations, including programs for and contributions to educational, cultural and other social institutions. All members of the Committee are independent directors as defined by the NYSE.

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain qualified directors, fairly compensate directors for the time they must spend in fulfilling their duties and align their compensation directly with the interests of shareowners. The Board Composition and Governance Committee determines the form and amount of director compensation, with discussion and approval by the full Board. The Board believes that a meaningful portion of director compensation should be in our common stock to further align the economic interests of directors and shareowners. Employees who serve as directors do not receive any compensation for their director service.

Annual Compensation

There are three elements of our director compensation program: an annual retainer, equity awards and committee fees. The following table describes each element of director compensation for fiscal 2012.

	Annual Retainer		Equity Awards	Committee Fees
	Cash	Common Stock	Common Stock	Cash
Amount or Number of Shares	$70,000	$70,000	$40,000 (not to exceed 1,000 shares)	Varies by Committee
Timing of Payment/Award	Paid in equal installments on 1st business day of each quarter	Granted on 1st business day of fiscal year (or pro-rata amount upon initial election to the Board)	Granted on date of Annual Shareowners Meeting (or pro-rata amount upon initial election to the Board)	Paid in equal installments on 1st business day of each quarter
Deferral Election Available	Yes	Yes	Yes	Yes
Dividend/Dividend Equivalent Eligible	Not Applicable	Yes	Yes	Not Applicable

Annual Retainer.  Directors receive an annual retainer that consists of cash and shares of common stock. The total annual retainer, excluding committee fees, is $140,000, of which $70,000 is paid in cash and $70,000 in shares of common stock under the 2003 Directors Stock Plan. The $70,000 equated to 1,284 shares granted on October 3, 2011 based on the closing price of our common stock on the NYSE on that date of $54.55.

Equity Awards.  Directors receive an annual grant of $40,000 paid in shares of common stock, not to exceed 1,000 shares, under the 2003 Directors Stock Plan immediately after our Annual Meeting of Shareowners (and for directors elected after the Annual Meeting, a pro-rated number of shares are awarded upon election). The $40,000 equated to 492 shares granted on February 7, 2012 based on the closing price of our common stock on the NYSE on that date of $81.34.

Committee Fees.  Directors receive additional annual compensation for serving on committees of the Board. The fees for the Chair and for serving on certain committees are higher than others due to the greater work-load and responsibilities.

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During fiscal 2012, annual committee fees were as follows:

	Audit Committee	Compensation Committee	Board Composition and Governance Committee	Technology and Corporate Responsibility Committee
Chair	$25,000	$16,000	$12,000	$12,000
Member	$12,500	$8,000	$6,000	$5,000

Deferral Election.  Under the terms of our Directors Deferred Compensation Plan, directors may elect to defer all or part of the cash payment of Board retainer or committee fees until such time as the director specifies, with interest on deferred amounts accruing quarterly at 120% of the federal long-term rate set each month by the Secretary of the Treasury. In addition, under the 2003 Directors Stock Plan, each director has the opportunity each year to defer all or any portion of the annual grant of common stock, cash retainer, common stock retainer and committee fees by electing to instead receive restricted stock units valued, in the case of cash deferrals, at the closing price of our common stock on the NYSE on the date each payment would otherwise be made in cash.

Other Benefits.  We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and committee meetings. We also reimburse directors for similar travel, lodging and other expenses for their spouses to accompany them to a limited number of Board meetings held as retreats to which we invite spouses for business purposes. Spouses were invited to one Board meeting in fiscal 2012. The directors’ spouses are generally expected to attend Board meetings held as retreats. From time to time and when available, directors and their spouses are permitted to use our corporate aircraft for travel to Board meetings.

Directors are eligible to participate in a matching gift program under which we match donations made to eligible educational, arts or cultural institutions. Gifts are matched up to an annual calendar year maximum of $10,000. This same program is available to all of our U.S. salaried employees.

Stock Ownership Requirement

Non-management directors are subject to stock ownership guidelines. To further align directors’ and shareowners’ economic interests, our Guidelines on Corporate Governance provide that non-management directors are required to own, within five years after joining the Board, shares of our common stock (including restricted stock units) equal in value to five times the portion of the annual retainer that is payable in cash. All directors, except Messrs. Kalmanson and Keane, who have been directors since February 2011, meet the guidelines as of September 30, 2012.

Changes to Directors Compensation for Fiscal 2013

Effective October 1, 2012, we changed certain Committee fees. The annual fee for the Chair of the Compensation Committee was increased from $16,000 to $18,000, the annual fee for the Chair of the Board Composition and Governance Committee was increased from $12,000 to $13,000, and the annual fee for the Chair of the Technology and Corporate Responsibility Committee was increased from $12,000 to $13,000.

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DIRECTOR COMPENSATION TABLE

The following table shows the total compensation earned by each of our directors during fiscal 2012.

Name	Fees Earned or Paid In Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	TOTAL ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Betty C. Alewine	90,000	110,000	0	0	0	5,000	205,000
Verne G. Istock	101,000	110,000	0	0	0	0	211,000
Barry C. Johnson	81,000	110,000	0	0	0	10,114	201,114
Steven R. Kalmanson	87,500	110,000	0	0	0	0	197,500
James P. Keane	87,500	110,000	0	0	0	3,475	200,975
William T. McCormick, Jr.	92,000	110,000	0	0	0	8,500	210,500
Donald R. Parfet	90,500	110,000	0	0	0	13,773	214,273
David B. Speer	90,000	110,000	0	0	0	0	200,000

(1)

This column represents the amount of cash compensation earned in fiscal 2012 for Board and committee service (whether or not deferred and whether or not the directors elected to receive restricted stock units in lieu of cash fees).

(2)

Values in this column represent the grant date fair value of stock awards computed in accordance with accounting principles generally accepted in the United States (U.S. GAAP). On October 3, 2011 each director received 1,284 shares with an aggregate grant date fair value of $70,000 in payment of the share portion of the annual retainer. On February 7, 2012 (the date of our annual meeting) each director received 492 shares of common stock under the 2003 Directors Stock Plan with an aggregate grant date fair value of $40,000. The amounts shown do not correspond to the actual value that may be realized by the directors. Directors can elect to defer the annual retainer by electing instead to receive restricted stock units. Two directors have made such an election with respect to some of their compensation. The aggregate number of restricted stock units outstanding as of September 30, 2012 was 5,916 and 2,162 for Messrs. Johnson and Parfet, respectively.

(3)

Before fiscal 2009, director compensation included stock options. The following table shows the aggregate number of option awards outstanding as of September 30, 2012 for the non-employee directors:

Director	Option Awards (#)
Betty C. Alewine	2,000
Barry C. Johnson	4,500
William T. McCormick, Jr.	6,000
Donald R. Parfet	8,152
David B. Speer	7,500

(4)

Aggregate earnings in fiscal 2012 on the directors’ deferred cash compensation balances were $17,189 for Ms. Alewine. We do not pay “above market” interest on non-qualified deferred compensation; therefore, this column does not include these amounts.

(5)

This column consists of cash dividend equivalents paid on restricted stock units and, for Ms. Alewine and Messrs. Keane, McCormick and Parfet, the Corporation’s matching donations of $5,000, $3,475, $8,500 and $10,000, respectively. This column does not include the perquisites and personal benefits provided to each non-employee director because the aggregate amount provided to each director was less than $10,000. During fiscal 2012, one Board meeting was held as a retreat at which we provided leisure activities for the directors and their spouses. The directors’ spouses generally are expected to attend Board retreats.

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AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation’s financial reporting processes, its internal control and disclosure control systems, the integrity and audits of its financial statements, the Corporation’s compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm and the performance of its internal audit function and independent registered public accounting firm.

Our Committee’s roles and responsibilities are set forth in a written Charter adopted by the Board, which is available on the Corporation’s website at http://www.rockwellautomation.com. We review and reassess the Charter annually, and more frequently as necessary to address any changes in NYSE corporate governance and SEC rules regarding audit committees, and recommend any changes to the Board for approval.

Management is responsible for the Corporation’s financial statements and the reporting processes, including the system of internal control. Deloitte & Touche LLP (D&T), the Corporation’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and on the Corporation’s internal control over financial reporting.

Our Committee is responsible for overseeing the Corporation’s overall financial reporting processes. In fulfilling our responsibilities for the financial statements for fiscal year 2012, we:

•

Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2012 and quarterly financial statements with management and D&T;

•

Reviewed management’s assessment of the Corporation’s internal control over financial reporting and D&T’s report pursuant to Section 404 of the Sarbanes-Oxley Act;

•

Discussed with D&T the matters required to be discussed by Public Company Accounting Oversight Board (United States) (PCAOB) Audit Standard AU Section 380 “Communication with Audit Committees” and Rule 2-07 of SEC Regulation S-X relating to the conduct of the audit; and

•

Received written disclosures and the letter from D&T regarding its independence as required by PCAOB Ethics and Independence Rule 3526. We also discussed with D&T its independence.

We reviewed and approved all audit and audit-related fees and services. For information on fees paid to D&T for each of the last two years, see “Proposal to Approve the Selection of Independent Registered Public Accounting Firm” on page 41 of this proxy statement.

We considered the non-audit services provided by D&T in fiscal year 2012 and determined that engaging D&T to provide those services is compatible with and does not impair D&T’s independence.

In fulfilling our responsibilities, we met with the Corporation’s General Auditor and D&T, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation’s internal control over financial reporting and the overall quality of the Corporation’s financial reporting. We considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit processes that we determined appropriate. We discussed with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies. We also met separately with the Corporation’s Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and Ombudsman.

Based on our review of the audited financial statements and the discussions and reports referred to above, we recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the SEC.

The Audit Committee has selected D&T as the independent registered public accounting firm of the Corporation for the fiscal year ending September 30, 2013, subject to the approval of shareowners.

Audit Committee
Verne G. Istock, Chair
Steven R. Kalmanson
James P. Keane
Donald R. Parfet

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OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Directors and Executive Officers

The following table shows the beneficial ownership, reported to us as of October 31, 2012, of our common stock, including shares as to which a right to acquire ownership within 60 days exists, of each director, and each executive officer listed in the table on page 31 (named executive officers) and of these persons and other executive officers as a group. On October 31, 2012 we had outstanding 139,309,300 shares of our common stock.

Name	Beneficial Ownership on October 31, 2012
	Shares of Common Stock(1)		Derivative Securities(2)	Total Shares(1)	Percent of Class(3)
Betty C. Alewine	21,683		2,000	23,683	—
Verne G. Istock	20,204		—	20,204	—
Barry C. Johnson	4,834	(4)	4,500	9,334	—
Steven R. Kalmanson	3,853		—	3,853	—
James P. Keane	3,853		—	3,853	—
William T. McCormick, Jr.	18,035		6,000	24,035	—
Keith D. Nosbusch	456,220	(5,6)	1,266,778	1,722,998	1.23
Donald R. Parfet	10,732	(4)	8,125	18,857	—
David B. Speer	18,436	(4)	7,500	25,936	—
Theodore D. Crandall	76,344	(5,6)	318,474	394,818	—
Steven A. Eisenbrown	22,342	(5,6)	99,983	122,325	—
Frank C. Kulaszewicz	13,846	(5,6)	28,787	42,633	—
Robert A. Ruff	56,624	(5,6)	131,491	188,115	—
All of the above and other executive officers as a group (24 persons)	981,582	(4,5,6)	2,936,800	3,918,382	2.75

(1)

Each person has sole voting and investment power with respect to the shares listed (either individually or with spouse).

(2)

Represents shares that may be acquired upon the exercise of outstanding stock options and, for executive officers, settlement of performance shares, within 60 days.

(3)

The shares owned by each person, and by the group, and the shares included in the number of shares outstanding have been adjusted, and the percentage of shares owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (Exchange Act).

(4)

Does not include 6,925 and 2,162 restricted stock units granted under the 2003 Directors Stock Plan as compensation for services as directors for Messrs. Johnson and Parfet, respectively. Includes 3,900 shares and 4,500 stock options held by a family limited partnership for Mr. Speer.

(5)

Includes shares held under our savings plan. Does not include 110; 1,871; 2,739; 64; 2,820; and 13,011 share equivalents for Messrs. Nosbusch, Crandall, Eisenbrown, Kulaszewicz, Ruff and the group, respectively, held under our supplemental savings plan.

(6)

Includes 26,400; 7,190; 6,930; 4,674; and 7,030 shares granted as restricted stock under our 2000 and 2008 Long-Term Incentives Plans for Messrs. Nosbusch, Crandall, Eisenbrown, Kulaszewicz and Ruff, respectively, and 87,654 shares granted as restricted stock for the group.

Certain Other Shareowners

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, on or before December 13, 2012, the following table lists the only person who we believe beneficially owned more than 5% of our common stock as of such date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	7,663,647(2)	5.38%

(1)

The percent of class owned has been computed in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(2)

Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 8, 2012. BlackRock and its named subsidiaries reported sole power to vote and dispose of all the shares.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Rockwell Automation has a long-standing and strong orientation toward pay for performance in its executive compensation programs. We maintain this orientation throughout economic cycles that may cause fluctuation in our operating results. Our executive compensation programs balance rewards with appropriate risk and the creation of shareowner value. The Compensation Committee makes compensation decisions for officers based on a number of factors, including the market compensation rates for each position, the Company’s performance against pre-established goals and the relative share performance of the Company compared to the broader stock market, as well as the experience and contribution of each individual. Our executive remuneration programs include base salary, annual incentive compensation, long-term incentives, defined benefit and defined contribution retirement plans and a very limited perquisite package.

The Company achieved record levels of earnings per share and sales in fiscal 2012, including organic sales growth in all regions. However, with challenging global economic conditions, the results fell short of the goals set by the Committee for target payouts under our Incentive Compensation Plan (ICP). Given our strong orientation toward pay for performance, payouts under the plan averaged less than target (average of 78% for our Named Executive Officers (NEOs)). We believe all the decisions described in this proxy statement reflect this orientation toward pay for performance and demonstrate our ongoing commitment to sustain this philosophy.

Fiscal 2012 Performance

Early in the year, the Board of Directors approved an annual operating plan that reflected our expectations for our performance during fiscal 2012. Despite the economic uncertainty around the globe, the annual operating plan called for continued improvement in our financial results from fiscal 2011 (during which the Company achieved strong financial and operational results). The Compensation Committee used the annual operating plan as the basis for setting goals for sales, diluted earnings per share from continuing operations (EPS), free cash flow, return on invested capital (ROIC), and segment operating earnings under our incentive compensation plans. In establishing these goals, the Compensation Committee considered the uncertainty related to the timing and pace of an economic recovery. The Compensation Committee determined that meeting these goals would require significant effort and achievement on the part of the management team and all Company employees in the continued execution of our growth and performance strategy.

We are pleased to report that fiscal 2012 was a solid year for our Company with record levels for sales and EPS. Our sales of $6.26 billion represented an increase of 4% over the prior year (6% excluding the effect of currency and acquisitions), and our EPS of $5.13 increased 7% from the prior year. ROIC in fiscal 2012 was 30.3%, down from 31.6% in fiscal 2011, and our free cash flow was slightly below our fiscal 2012 free cash flow goals. We are proud of these results, particularly in light of continued challenging economic conditions in many of the markets in which we operate.

Named Executive Officers Covered in this Proxy Statement

For fiscal 2012, our NEOs were:

•

Keith D. Nosbusch, President & Chief Executive Officer

•

Theodore D. Crandall, Senior Vice President & Chief Financial Officer

•

Steven A. Eisenbrown, Senior Vice President

•

Frank C. Kulaszewicz, Senior Vice President

•

Robert A. Ruff, Senior Vice President

Mr. Kulaszewicz became an NEO for the first time in fiscal 2012 on the basis of his total compensation, which includes amounts related to his expatriate assignment in Singapore. These amounts are discussed in the Summary Compensation Table.

Fiscal 2012 Pay Decisions

Executive base salaries were reviewed and approved by the Compensation Committee early in fiscal 2012 and increases ranging from 2.4% to 2.7% of current salaries were provided to the NEOs at that time. These percentage increases were in line with those provided to all employees and were intended to align salaries with market pay levels as well as individual experience and contribution. Mr. Kulaszewicz’s increase of 18.8% reflects his promotion to senior vice president for our Architecture and Software business segment in April 2011 and the Committee’s desire to bring his salary closer to market competitive levels for his position.

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As discussed in the prior section, the ICP was based primarily on Company and segment financial results, consistent with prior years. Despite our solid financial performance and record levels of sales and earnings per share, we fell short of our target goals, and as a result, fiscal 2012 ICP awards for our NEOs averaged 78% of target payout. This was significantly lower than ICP payouts for fiscal 2011. Though the Compensation Committee retains the discretion to modify the awards calculated by the formula based on its assessment of Company performance, no adjustments to the calculated payouts were made.

The Company maintained its strategy of motivating superior long-term performance through the use of three vehicles: stock options, performance shares and restricted stock. Awards under these programs align the long-term interests of our management team with those of our shareowners and reward management for creating shareowner value. Grants of each of these forms of long-term incentive awards were made early in fiscal 2012. The size of these grants was based on market pay practices and the performance of the Company during fiscal 2011. The Committee started with the median of the market practice to determine the size of awards for fiscal 2012, consistent with our compensation philosophy. The Company had very strong performance during fiscal 2011 and the Compensation Committee took this into account in deciding to provide equity grants in fiscal 2012 to the NEOs that had a grant date fair value positioned between the 50th and 75th percentiles of market practice except for officers transitioning into new roles.

As a result of these decisions by the Compensation Committee, Total Direct Compensation (base salary, actual ICP, grant date fair value of long-term incentive (LTI) grants) for fiscal 2012 for the NEOs was on average 16% lower than in fiscal 2011. We believe this level of compensation appropriately reflects the performance of the Company during fiscal 2012 as compared to our financial goals and as compared to prior years.

The Compensation Committee also determined the number of performance shares earned for the fiscal 2010 through 2012 performance period. The number of shares earned is based on the Company’s total shareowner return (TSR) as compared to the S&P 500 Index from the start of fiscal 2010 through the end of fiscal 2012. The Company needs to perform at the 60th percentile of the Index companies in order for the target number of shares to be earned, with a lesser or greater number of shares earned for performance below or above the 60th percentile. Over the performance period from October 1, 2009 to September 30, 2012, our cumulative TSR was 76.9%, which was at the 71st percentile of the companies in the S&P 500 Index. The median TSR for S&P 500 Index companies was 47.1%. Given this performance, the number of performance shares earned was 173% of the target number of performance shares, consistent with the formula established at the time of grant.

The Compensation Committee and the Board believe that the capabilities and motivation of our employees, and especially our executive leaders, are essential to the Corporation’s performance and creation of shareowner value. We believe our compensation programs motivate performance that differentiates us from our competitors, encourages appropriate risk taking, and is consistent with our pay-for-performance philosophy. Our pay levels rise when we outperform our expectations and the broader stock market, and decline when we fall short of our expectations or fail to deliver appropriate shareowner value. We will continue to provide a compensation program that we believe is effective, serves shareowner interests and is worthy of shareowner support.

Compensation Philosophy

Our long-term business strategy seeks sustained organic growth through, among other things, expanding our served markets and enhancing our market access. We have developed a strong productivity culture that has allowed us to reinvest in organic growth. We believe that our employees’ knowledge of our customers and their applications and our technology are key factors that make this strategy work. We also believe that it is important to align the compensation of our leadership with this strategy and therefore we choose the measures in our short- and long-term incentive plans, among other things, to focus the management team’s efforts in the areas that are critical to the success of this strategy.

The quality of our leadership has a direct impact on our performance and, with the oversight of the Compensation Committee, we offer compensation plans, programs and policies intended to attract and retain executive talent and “pay for performance,” including the creation of shareowner value. Our compensation programs include base salary, annual incentive compensation, long-term incentives, defined benefit and defined contribution retirement plans and a very limited perquisite package.

The following table highlights the principal purposes of the main elements of our compensation programs:

	Attraction & Retention	Pay for Performance
		Current Year Financial & Operational Performance	Long-Term Financial Performance	Creation of Shareowner Value
Base Salary (Base)	X	X
Annual Incentive Compensation (ICP)	X	X		X
Long-Term Incentives (LTI)	X		X	X
Retirement Plans	X

We believe that a significant portion of an executive’s compensation should be directly linked to our performance and the creation of shareowner value. In fiscal 2012, for our NEOs, the Compensation Committee planned a targeted mix of Total Direct Compensation in which 70% to 84% was based on pay for performance (ICP and LTI). The Compensation Committee targeted 51% to 68% of Total Direct Compensation of our NEOs in the form of long-term incentives directly linked to the creation of shareowner value. These target percentages have been similar throughout fiscal years 2010, 2011, and 2012. Total Direct Compensation consists of base salary, annual ICP awards and LTI grants (calculated at the grant date fair value outlined in the Grants of Plan-Based Awards Table). As shown in the following graphs:

•

Our actual pay mix in fiscal 2012 differed from the targeted mix as a result of ICP payments. Despite our solid financial performance and record levels of sales and earnings per share, we fell slightly short of our pre-set goals, and as a result, fiscal 2012 ICP awards for our NEOs averaged 78% of target payout. This was significantly lower than ICP payouts for fiscal 2011 and 2010.

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•

Our strong pay-for-performance philosophy is demonstrated by the decrease in actual Total Direct Compensation based on how well we perform compared to the goals set for the fiscal year.

•

Actual Total Direct Compensation has consistently varied from year to year based on our performance. For example, as shown in the graphs below, Mr. Nosbusch’s and the other NEOs’ Total Direct Compensation has varied each year based on our performance.

The following table illustrates the changes in Mr. Nosbusch’s actual Total Direct Compensation compared to the changes in EPS. As the table shows, Mr. Nosbusch’s compensation has been aligned with the performance of the Company over this period of time.

CHANGE IN CEO TOTAL DIRECT COMPENSATION COMPARED TO CHANGE IN EPS

	Earnings Per Share Percent Change from Prior Year	CEO Total Direct Compensation Percent Change from Prior Year
Fiscal 2010	99.3%	68.6%
Fiscal 2011	57.0%	10.5%
Fiscal 2012	7.1%	(14.3%)

Compensation Review Process

We evaluate and take into account market data in setting each element of our officers’ compensation. We define market practice by using the results of surveys of major companies (the Major Companies) provided by Towers Watson and Aon Hewitt (collectively, the Survey Providers). The Towers Watson database includes over 325 companies and the Aon Hewitt database includes over 275 companies. In setting compensation levels for each element of pay, we analyze data relating to the Major Companies using regression analyses developed by the Survey Providers based on our sales. The market data analysis is typically the starting point for, and a significant factor in, our compensation determinations, but is not the only factor as we also consider the scope of the individual officer’s responsibilities and more subjective factors, such as the Compensation Committee’s (and the CEO’s in the case of other officers) assessment of the officer’s individual performance and expected future contributions and leadership.

The Compensation Committee has engaged Towers Watson, its independent compensation advisor, to provide advice on compensation trends and market information. See page 15 for a description of the services provided by Towers Watson to the Corporation and the Compensation Committee’s assessment of Towers Watson’s independence.

We consider the total compensation (earned or potentially available) for each of the NEOs and the other officers in establishing each element of compensation. As part of our compensation review process, we conduct a total compensation review or “Tally Sheet” study with the Compensation Committee for each of our officers. This review encompasses all elements of compensation, including base salary, annual incentives, LTI grants, perquisites, health benefits and retirement and termination benefits. This review includes a consideration of amounts to be paid and other benefits accruing to our officers upon their retirement or other termination of employment. We consider the potential outcomes of annual incentives and LTI grants under a variety of performance scenarios. We also review the officers’ current balances in various compensation and benefit plans. Based upon the results of this analysis the Compensation Committee concluded that our compensation programs are in line with our compensation philosophy and provide an appropriate range of outcomes tied directly to the Company’s and individual’s performance.

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We do not believe our compensation programs encourage our executives to take excessive risk. Our ICP provides a balance among sales, earnings, cash flow and asset performance, limiting the effect of over-performance in one area at the expense of others. Additionally, payouts under our ICP are capped at twice the individual’s ICP target, limiting excessive rewards for short-term results. The Compensation Committee can reduce or withhold the incentive if it determines that the executive has caused the Corporation to incur excessive risk. Moreover, the majority of the Total Direct Compensation for our executives is in the form of long-term incentives. We believe our mix of equity vehicles appropriately motivates long-term performance. In addition, the majority of equity vests over a period of multiple years with performance shares and restricted stock vesting at three years. We also have stock ownership guidelines for our NEOs, which encourage a long-term view. In September 2009, the Corporation entered into letter agreements with Mr. Nosbusch as CEO and Mr. Crandall as CFO with respect to the reimbursement (or claw-back) of certain compensation. If we are required to restate any financial statements for periods from and after fiscal 2009 due to a material non-compliance with any financial reporting requirement under the securities laws, Messrs. Nosbusch and Crandall have agreed to reimburse the Corporation for any incentive- or equity-based compensation received during the 12 months following the public filing of such financial statements with the SEC. Incentive compensation subject to the claw-back includes: ICP, equity-based compensation received, profits realized from the sale of securities of the Corporation, and other incentive-based compensation. The Committee also engaged Towers Watson to conduct a review of all of our compensation programs relative to the potential for incentives to motivate excessive risk-taking in a way that could materially affect the Corporation. Towers Watson reviewed the measures used in each program, the target setting process, and the overall governance of our compensation plans. The review concluded that we have strong governance procedures and that our plans do not present a material risk to the Corporation or encourage excessive risk taking by participants.

We review the value of prior equity grants held by our officers, but do not take these values into account in determining future long-term incentive grants for the following reasons:

•

we want to encourage long-term holding of equity grants, rather than encourage early sales in order to receive future grants;

•

the value of prior equity grants varies from year to year;

•

we have stock ownership guidelines for our officers that require officers to hold an amount of equity we believe sufficient to align the financial interests of our officers with those of our shareowners;

•

our officers are not allowed to sell shares if their equity holdings are not above our ownership guidelines, subject to limited exceptions for tax purposes; and

•

we want to continue to provide additional incentives for increasing shareowner value.

In making recommendations and determinations regarding each of our officer’s compensation, the Compensation Committee and the CEO also consider internal comparisons to the compensation we pay to our other executives.

Role of Management

The Compensation Committee assesses the performance of the CEO and sets the CEO’s compensation in executive session without the CEO present. The CEO reviews the performance of our other officers, including the NEOs, with the Compensation Committee and makes recommendations regarding each element of their compensation for the Compensation Committee’s review and approval. The Compensation Committee and the CEO are assisted in their review by Towers Watson, the Senior Vice President, Human Resources and the Vice President, Compensation & Benefits. The other NEOs do not play a role in their own compensation determination other than discussing their performance with the CEO.

Elements of Compensation

Base Salary

We develop base salary guidelines for our officers generally at the median of the Major Companies, employing regression analyses developed by the Survey Providers based on our sales. However, the Compensation Committee’s salary decisions reflect the market data as well as the individual’s responsibilities and more subjective factors, such as the Compensation Committee’s (and the CEO’s in the case of other officers) assessment of the officer’s individual performance, skills and experience and expected future contributions and leadership. The Compensation Committee reviews base salaries for our officers every year.

Annual Incentive Compensation

Our annual incentive compensation plans (ICP) are designed to reward our executives for achieving Corporate and business segment or region results and for individual performance. Under our ICP, we establish for each executive at the start of each fiscal year an incentive compensation target equal to a percentage of the individual’s base salary. The target for annual incentive compensation is generally set at the median of the Major Companies as defined using regression formulas developed by the Survey Providers based on our sales. Actual incentive compensation payments under our ICP may be higher or lower than the incentive compensation target based on financial, operating and individual performance as described below. In line with our pay-for-performance orientation and as demonstrated in the graphs in the Compensation Philosophy section above, actual ICP payouts vary significantly from year to year based on performance compared to goals.

In the early part of each fiscal year, the CEO reviews with the Compensation Committee recommended financial goals for the fiscal year for purposes of our ICP. These goals include:

•

measurable financial goals with respect to our overall performance; and

•

for certain officers engaged in our business segments, measurable financial goals with respect to the performance of those business segments.

The Compensation Committee approves a set of financial goals, taking into account the CEO’s recommendations, and allocates a weighting of the target incentive compensation among the various goals that it establishes. For fiscal 2012, the Compensation Committee determined in the early part of the year that no payments were to be made under our ICP if EPS were less than the previous year’s results.

After the end of the fiscal year, the Compensation Committee and the CEO evaluate our performance and the performance of our business segments and consider the results compared to the pre-established goals. As a starting point, target amounts under our ICP are generally earned if we achieve our financial goals for the year. For fiscal 2012, target payout was set at the high end of the external guidance range established at the beginning of the fiscal year. This was viewed by the Committee as an appropriate goal based on uncertain economic factors and an expectation of slower growth. In addition to performance relative to pre-established financial goals, awards to each officer under our ICP may be adjusted based on the Compensation Committee’s year-end assessment (and except in the case of the CEO, based on the CEO’s recommendation) as to the individual’s achievement of individual goals and objectives and certain more subjective assessments of leadership acumen and the individual’s expected future contributions. Accordingly, while achieving our financial goals is extremely important in determining our annual incentive compensation, the Compensation Committee maintains discretion to adjust annual incentive compensation upward, not to exceed the maximum under our Annual Incentive Compensation Plan for Senior Executvie Officers (Senior ICP), or downward, notwithstanding achievement of these goals.

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Under our Senior ICP, which applies to the CEO and the other designated senior officers, annual incentive compensation payments to those officers in total may not exceed 1% of our applicable net earnings (as defined in that plan) with the CEO’s maximum payment not to exceed 35% of the available funds, and each of the other four designated senior officers, maximum payouts, respectively, not to exceed 15% of the available funds. The process for determining ICP awards for these individuals is the same as that used for the other ICP participants with the exception being that these individuals are subject to the noted limit on payments.

The annual incentive compensation measures for Messrs. Nosbusch, Crandall and Eisenbrown are based upon corporate performance and the annual incentive compensation measures for Messrs. Kulaszewicz and Ruff are based upon a combination of our corporate performance and the performance of the segment and region they led, respectively.

The following table shows the 2012 corporate and segment financial goals used for determining awards under our ICP for fiscal 2012 and our performance compared to those goals:

ICP MEASURES

	Sales(1)		EPS(2)		Return on Invested Capital(3)		Segment Operating Earnings(4)		Free Cash Flow(5)
	Goal	Performance	Goal	Performance	Goal	Performance	Goal	Performance	Goal	Performance
Corporation	$6,527 million	$6,376 million	$5.45	$5.13	32.7%	30.3%			$775 million	$773 million
Architecture & Software	$2,818 million	$2,716 million					$768 million	$706 million

(1)

Sales for the Corporation are from continuing operations only and exclude the unfavorable effect of changes in currency exchange rates ($153 million) and the net favorable impact of acquisitions during the year ($36 million). Sales for Architecture & Software exclude the unfavorable effect of changes in currency exchange rates ($66 million). We use sales excluding the effect of changes in currency exchange rates as one measure to monitor and evaluate our performance. We determine the effect of changes in currency exchange rates, for this internal performance measure, by translating the respective period’s sales using currency exchange rates that were incorporated into our 2012 annual operating plan.

(2)

Earnings per share are diluted earnings per share from continuing operations.

(3)

For a complete definition and explanation of our calculation of return on invested capital, see Supplemental Financial Information on page 45.

(4)

Architecture & Software segment operating earnings exclude the unfavorable effect of changes in currency exchange rates ($3 million). Information regarding how we define segment operating earnings is set forth in note 18, Business Segment Information, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

(5)

We calculated the $773 million in free cash flow performance, an internal performance measure, as cash provided by continuing operating activities ($719 million), plus excess income tax benefit from share-based compensation ($19 million), plus discretionary after-tax U.S. pension contribution ($175 million), minus capital expenditures ($140 million). We account for share-based compensation under U.S. GAAP, which requires that we report excess tax benefits related to share-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flow in order to generally classify cash flows arising from income taxes as operating cash flows. We have added the discretionary after-tax U.S. pension contribution because it was not considered in the establishment of the ICP performance target. Our definition of free cash flow for this internal performance measure also takes into consideration the capital investment required to maintain the operations of our businesses and execute our strategy. Cash provided by continuing operating activities adds back non-cash depreciation expense to earnings and thus does not reflect a charge for necessary capital expenditures. We use free cash flow as one measure to monitor and evaluate performance. Our definition of free cash flow may differ from definitions used by other companies.

Long-Term Incentives

The principal purpose of our long-term incentives is to reward management for creating shareowner value and to align the financial interests of management with shareowners. The creation of shareowner value is important not only on absolute terms, but also relative to the value created as compared to other investment alternatives available to our shareowners. Our practice is to make annual grants of LTI awards to executives using a combination of stock options, performance shares and restricted stock.

As a critical element of our executive compensation programs, long-term incentives make up the largest component of total pay for our NEOs. We establish baseline long-term incentive values at the median (50th percentile) of the Major Companies, the same process we use to establish base salary guidelines and ICP target opportunities. The companies used in determining these values are included in the Towers Watson and Aon Hewitt executive compensation databases described above.

The Committee then considers a variety of factors in determining whether actual grant date values for long-term incentive awards should deviate from the baseline values. These factors include:

•

the Company’s recent financial performance;

•

changes in market long-term incentive grant practices;

•

share availability and usage patterns at the Company;

•

individual performance;

•

scope of an individual’s role; and

•

internal equity.

These factors are not weighted and there is no formula for how the factors are applied in determining actual grant date values. Instead, the Committee uses its judgment in considering these factors to ensure there is a strong correlation between pay and performance, a theme prevalent throughout the executive pay programs. Actual grant date values are expected to approximate the median baseline level in years when these factors do not warrant increased grant values. Actual grant date values are positioned between the 50th and 75th percentile of the relevant market in years when performance and the factors noted above warrant higher than median grant date values. Actual realized values from these grants will reflect changes in Company stock price over time and how the Company’s stock price performs relative to the S&P 500 Index. For fiscal 2012, we calculated the number of options, performance shares and shares of restricted stock based on the grant date values and the fair market value of Company stock on December 1, 2011, the date of grant.

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We generally make long-term incentive grants near the beginning of each fiscal year at the same time the Compensation Committee performs its annual management performance evaluation and takes other compensation actions. Annual equity grants for officers occur on the same date as our annual equity grants for our other professional and managerial employees, which in fiscal 2012 was the date of the Compensation Committee’s December meeting. As the grant date for our annual long-term incentive awards generally occurs on the day the Compensation Committee meeting is held in the first quarter of our fiscal year, the grant date is effectively set approximately one year in advance when all Compensation Committee meetings for the next year are scheduled. We do not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of information based on equity award grant dates.

The CEO recommends to the Compensation Committee the equity grants for other executives, and the Compensation Committee approves all equity grants for executives. We also at times award equity grants to new executives as they are hired or promoted during the year. These grants are approved by the Compensation Committee, and the grant date is the date the Compensation Committee approves the grant or, if later, the start date for a new executive.

In fiscal 2012, the overall structure of our long-term incentives program to vice presidents and above continued to have three components (stock options, performance shares and restricted stock). However, the Committee adjusted the proportion of options, performance shares and restricted stock from 62.5%, 25% and 12.5% to 50%, 37.5% and 12.5%, respectively, going forward. We determined this allocation of equity vehicles taking into account a review of market practice conducted by Towers Watson. We continue to grant a greater percentage of our long-term incentives as stock options and performance shares than market practice because we believe that a greater proportion of long-term incentives should reward future performance determined by an increase in shareowner value. We believe that this adjusted mix maintains our strong emphasis on shareowner value creation while increasing the percentage of pay tied to whether the Company outperforms alternative investment choices.

Options

We believe that stock options are an appropriate vehicle to reward management for increases in shareowner value, as they provide no value if share price does not increase. Our stock option grants vest in 1/3 increments at one, two and three years from the grant date and have a 10 year life. The exercise price of all stock option grants is the fair market value of our stock at the close of trading on the date of the grant. Our long-term incentives plan does not allow us to reprice stock options. Stock options granted to executives and other employees during fiscal 2012 represented approximately 1.0% of outstanding common shares at the end of fiscal 2012. Total options outstanding at the end of fiscal 2012 were approximately 5.6% of outstanding shares at the end of fiscal 2012. The Compensation Committee takes these figures into account when determining the annual stock option grant.

Performance Shares

Performance shares are designed to reward management for our relative performance compared to the companies in the S&P 500 Index over a three-year period. The payout in respect of performance shares granted in December 2010, December 2011, and December 2012 will be made in shares of our common stock or cash, and will range from zero to 200% of the target number of shares awarded based on our total shareowner return compared to the performance of companies in the S&P 500 Index over a three-year period. The payouts will be at zero, the target amount and the maximum amount if our total shareowner return is equal to or less than the 30th percentile, equal to the 60th percentile and equal to or greater than the 75th percentile of the total shareowner return of companies in the S&P 500 Index, respectively, over the applicable three-year period. The number of shares earned will be interpolated for results between those percentiles. If performance shares are earned but total shareowner return is negative, the amount of shares earned will be reduced by 50%.

For the performance period from October 1, 2009 to September 30, 2012, our total shareowner return (TSR) was at the 71st percentile of the companies in the S&P 500 Index, resulting in 173% of the target number of performance shares being earned for that performance period. The starting price for this performance period of $42.95 was based on the 20-day average trading price prior to October 1, 2009 and the ending price of $71.03 was based on the 20-day average trading price prior to October 1, 2012. The Committee determined that the performance shares would be paid to participants in shares of Rockwell Automation common stock.

Restricted Stock

We grant restricted shares primarily in order to retain high quality executives throughout a business cycle. Accordingly, restricted shares do not vest until three years after the grant date.

Perquisites

During fiscal 2012, our officers received a very limited perquisite package that included personal liability insurance, annual physicals, spouse travel and recreational activities at Board retreats and expatriate assignment. Upon retirement, officers may elect to continue the personal liability insurance coverage at their own expense. During fiscal 2012, Messrs. Kulaszewicz and Ruff were on international assignments based in Singapore and Hong Kong, respectively. The expense reimbursements related to their standard expatriate packages, including housing, travel, taxes and standard allowances, are required to be reported as perquisites.

Other

With regard to other benefits, our officers receive the same benefits as other eligible U.S. salaried employees. They participate on the same basis as other eligible U.S. salaried employees in:

•

our health and welfare plans, pension plan and 401(k) savings plan;

•

our non-qualified pension and savings plans (these plans use the same formulas as our qualified plans and provide benefits that may not be paid under our qualified plans due to Internal Revenue Code limitations); and

•

our deferred compensation plan (this plan offers investment measurement options similar to those in our 401(k) savings plan and does not have any guaranteed rates of return).

Compensation Deductibility

Internal Revenue Code Section 162(m) provides that we may not deduct in any taxable year compensation in excess of $1 million paid in that year to our chief executive officer and our other three most highly compensated executive officers, other than the chief financial officer, unless the compensation is “performance based.” Grants of stock options, performance shares and awards under our Senior ICP are considered “performance based” compensation for this purpose. Base salaries and restricted stock awards do not qualify as “performance based” compensation for this purpose. With the exception of the restricted stock granted to Mr. Nosbusch and the portion of his base salary in excess of $1 million, we do not anticipate that any portion of our fiscal 2012 compensation to the NEOs covered by Section 162(m) will exceed the deductibility limitations of Section 162(m).

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Change of Control and Severance

We do not have employment contracts with any officers. However, we have change of control agreements with Mr. Nosbusch and each of the other NEOs and certain other officers. These agreements become effective if there is a change of control before October 1, 2013.

There are two main purposes of these agreements.

•

First, they provide protection for the executive officers who would negotiate any potential acquisitions of the Corporation, thus encouraging them to negotiate a good outcome for shareowners, without concern that their negotiating stance will put at risk their financial situation immediately after an acquisition.

•

Second, the agreements seek to ensure continuity of business operations during times of potential uncertainty, by removing the incentive to seek other employment in anticipation of a possible change of control.

In short, they seek to ensure that we may rely on key executives to continue to manage our business consistent with the Corporation’s best interests despite concerns for personal risks. We do not believe these agreements encourage our executives to favor or oppose a change of control. We believe these agreements strike a balance that the amounts are neither so low to cause an executive to oppose a change of control nor so high as to cause an executive to favor a change of control.

For a description of the value of the change of control agreements, see “Potential Payments Upon Termination or Change of Control.”

In the case of terminations other than those to which our change of control agreements apply, we have no severance agreements in place. However, in the past we have at times entered into severance agreements with executives upon termination of their employment with the terms and conditions depending upon the individual circumstances of the termination, the transition role we expect from the executive and our best interests.

Executive Stock Ownership

We believe our focus on pay for performance is sharpened by aligning closely the financial interests of our officers with those of shareowners. Accordingly, we have set the following minimum ownership guidelines for our NEOs. These guidelines must be met within five years after becoming an officer.

Common Stock Market Value (Multiple of Base Salary)
Chief Executive Officer	5
Other NEOs and Senior Vice Presidents	3

Shares owned directly (including restricted shares) or through our savings plans (including share equivalents under our non-qualified savings plans) and the after-tax value of vested unexercised stock options are considered in determining whether an officer meets the guidelines, except that no more than 50% of the guidelines can be met by the after-tax value of vested unexercised stock options. If an NEO subject to the guidelines does not make appropriate progress to meet the guidelines, the NEO’s future long-term incentive grants may be adversely affected.

At September 30, 2012, the five NEOs owned an aggregate of 634,736 shares (including share equivalents under our non-qualified savings plans) of our common stock, with an aggregate market value of $44.1 million. As of September 30, 2012, four of the NEOs met the guidelines. The officer who did not meet the guideline became an officer within the last five years and is on pace for meeting the guideline within the transition period.

Executive officers may not engage in any transactions involving Company securities, including gifts and option exercises, without first obtaining pre-clearance of the transaction from our General Counsel. Generally, trading is only permitted during announced trading periods. Employees subject to trading restrictions, including executive officers, may enter into a trading plan under Rule 10b5-1 under the Exchange Act that would allow trades outside a trading window. These trading plans may be entered into only during an open trading window and must be approved by the Company. We also have an anti-hedging policy that prohibits employees from engaging in any transaction that is designed or intended to hedge or otherwise limit exposure to decreases in the market value of Company stock.

Compensation of the Chairman of the Board and Chief Executive Officer

Mr. Nosbusch’s base salary was increased to $1,130,000 from $1,100,000 effective January 2012. Mr. Nosbusch’s base salary was positioned less than 10% above the median for CEOs of the Major Companies using regression analyses developed by the Survey Providers based on our sales. His total annual compensation continues to depend significantly on incentive compensation tied to the Compensation Committee’s assessment of the Company’s and his performance.

In December 2012, Mr. Nosbusch was awarded an ICP payment of $921,200. Mr. Nosbusch’s ICP payment was 82% of his target annual incentive compensation. In determining Mr. Nosbusch’s annual incentive compensation for fiscal 2012, the Compensation Committee concluded that under his leadership the Corporation performed well and achieved record financial results in an uncertain global economic environment. However, it fell short of the ICP goals set at the beginning of the year. The Committee also considered:

•

Our performance, under Mr. Nosbusch’s leadership, compared to our operating goals and objectives;

•

Mr. Nosbusch’s personal performance;

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•

Information on Mr. Nosbusch’s annual cash compensation compared to annual cash compensation of CEOs of the Major Companies in the Survey Providers database, using regression analyses developed by the Survey Providers based on our sales; and

•

ICP awards to other NEOs.

For fiscal 2012 Mr. Nosbusch was granted stock options for 101,800 shares, 17,680 performance shares at target and 8,030 restricted shares. Consistent with our executive compensation philosophy, the anticipated value of this grant was first set at the median of LTI grants to CEOs of the Major Companies using the regression analysis developed by Towers Watson based on our sales. Then the grants were adjusted by the Compensation Committee based on the following considerations:

•

information on Mr. Nosbusch’s total compensation compared to the total compensation of CEOs of the Major Companies in the Survey Providers compensation databases, using regression analyses developed by the Survey Providers based on our sales. For long-term incentives the results of the Towers Watson database were used for conducting the comparison. The data showed that Mr. Nosbusch’s total compensation and long-term incentives compensation are consistent with our compensation philosophy and are largely based on performance;

•

internal comparisons with the other named executive officers. Mr. Nosbusch’s pay relative to the other named executive officers is in line with the survey data of CEOs to other named executive officers of the Major Companies in the Survey Providers database using the regression analyses developed by the Survey Providers based on our sales. Mr. Nosbusch’s pay is higher than the other named executive officers due to his greater level of responsibility and accountability, as well as the market practices that follow a similar pattern;

•

historical information regarding Mr. Nosbusch’s long-term compensation opportunities. This information indicated that Mr. Nosbusch’s long-term compensation opportunities have yielded significant realized and unrealized value for Mr. Nosbusch, particularly with respect to equity awards. The value reflects Mr. Nosbusch’s long service to the Corporation, the fact that he has held his equity awards rather than cashing them in, and most importantly, the value of his equity awards has varied along with the returns to our shareowners. We believe this is in line with the creation of shareowner value objective of our pay-for-performance philosophy; and

•

Mr. Nosbusch’s past and expected future contributions to our long-term performance. The Committee believes that he has contributed significantly to our growth and profitability over time, and is expected to continue to contribute to our success for the benefit of shareowners, customers and other stakeholders. Based on his contribution, expected future performance and position relative to annual cash compensation, the Committee determined that it was appropriate to increase the weighting of long-term incentives in Mr. Nosbusch’s Total Direct Compensation.

The grant date fair value of these awards to Mr. Nosbusch in fiscal 2012 was $4,783,402, which was consistent with the grant date fair value of equity awards granted to Mr. Nosbusch in fiscal 2011. These amounts were determined using the valuation method described in the Grants of Plan-Based Awards Table.

The following line graph compares the cumulative total shareowner return on our common stock against the cumulative total return of the S&P 500 Index for the period of five years from October 1, 2007 to September 30, 2012, assuming in each case a fixed investment of $100 at the respective closing prices on September 30, 2007 and reinvestment of all dividends. Our cumulative 5-year performance outpaced the S&P 500.

The cumulative total returns on Rockwell Automation common stock and the S&P 500 Index as of each September 30, 2007-2012 plotted in the above graph are as follows:

	9/30/2007	9/30/2008	9/30/2009	9/30/2010	9/30/2011	9/30/2012
Rockwell Automation*	$100.00	$54.85	$65.12	$96.54	$89.42	$113.69
S&P 500 Index	100.00	78.02	72.64	80.02	80.93	105.37
Cash dividends per common share	1.16	1.16	1.16	1.22	1.475	1.745
* Includes the reinvestment of all dividends in our common stock.

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We believe the returns to shareowners shown in this graph indicate that our pay-for-performance philosophy and our emphasis on long-term incentives are well in line with the interests of shareowners, and that Mr. Nosbusch’s compensation is appropriate given both the fiscal 2012 and long-term performance of our company.

Compensation of Other Named Executive Officers

In determining the compensation for Messrs. Crandall, Eisenbrown, Kulaszewicz and Ruff we considered:

•

the market data for their positions;

•

internal equity between each named executive officer and our other officers;

•

salary increase plans for other employees; and

•

our performance and the performance of their business segments and regions (where applicable) as well as their performance compared to their operating and leadership objectives.

In determining the fiscal 2012 ICP payouts for Messrs. Crandall, Eisenbrown, Kulaszewicz and Ruff, we considered:

•

our performance compared to pre-established financial goals;

•

each officer’s achievement of individual goals and objectives; and

•

certain more subjective assessments of leadership acumen and the individual’s expected future contributions.

As discussed earlier in this document, the overall financial results for fiscal 2012 fell short of the target level of performance, which itself was an increase over prior year performance. As a result, in December 2012, Messrs. Crandall, Eisenbrown, Kulaszewicz and Ruff were awarded ICP payments of $299,600, $299,000, $233,000 and $240,600, respectively, which represent awards that were 82%, 82%, 78% and 67% of target, respectively.

At the beginning of fiscal 2012, Messrs. Eisenbrown and Ruff were each granted options for 21,400 shares, 3,720 performance shares at target and 1,690 restricted shares; Mr. Crandall was granted options for 25,700 shares, 4,460 performance shares at target and 2,030 restricted shares; and Mr. Kulaszewicz was granted options for 18,200 shares, 3,160 performance shares at target and 1,440 restricted shares. Consistent with our executive compensation philosophy, in determining these grants, we considered:

•

information on the officers’ total compensation compared to the compensation of similar positions at the Major Companies in the Towers Watson executive compensation database, using a regression analysis developed by Towers Watson based on our sales;

•

internal comparisons with other officers;

•

historical information regarding their long-term compensation opportunities; and

•

past and expected future contributions to our long-term performance.

Messrs. Kulaszewicz and Ruff received compensation related to their expatriate assignments consistent with our standard expatriate policy. The Company believes international assignments benefit shareowners as we deploy talent globally and develop our global leadership capabilities.

Changes in Compensation Programs for Fiscal 2013

At our 2012 Annual Meeting of Shareowners 94.8% of the shares voted at the meeting voted to approve the advisory vote on our executive compensation programs. Based on this strong endorsement, the Compensation Committee did not implement any changes in our executive compensation program as a result of such vote. The Compensation Committee did approve, however, certain small adjustments to our executive compensation plan for fiscal 2013, which are discussed in the following sections.

Base Salary

The salaries for Messrs. Nosbusch, Crandall, Kulaszewicz and Ruff were increased effective January 2013 to $1,160,000, $603,900, $525,000 and $592,500, respectively. These changes average 2.6%, excluding Mr. Kulaszewicz who received a 10.5% increase consistent with our intent to increase his salary to meet competitive norms over two to three years following his 2011 promotion. Mr. Eisenbrown has elected to retire effective December 31, 2012.

Annual Incentive Compensation

For fiscal 2013, the ICP financial measures and weightings will remain the same (sales, EPS, free cash flow and ROIC or segment operating earnings). No awards will be earned unless EPS at least equals fiscal 2012 EPS performance. Target amounts will generally be earned under our ICP if we achieve our financial goals for the year, and maximum payouts will be earned if we significantly exceed the goals. In determining the payout curves, the Compensation Committee considered:

•

actual fiscal 2012 performance,

•

the rate of growth required to achieve our goals, and

•

the impact of global macroeconomic factors on the Corporation’s business prospects.

The Compensation Committee retains the discretion to modify the formula award based on their assessment of our performance.

For fiscal year 2013, ICP targets as a percentage of base salary were increased to 70% from fiscal 2012 target of 62.5% for Messrs. Crandall and Kulaszewicz to bring them closer to the median of the Major Companies as described in the compensation review process. The fiscal year 2013 targets remain unchanged from fiscal year 2012 at 100% for Mr. Nosbusch and 62.5% for Mr. Ruff. Mr. Eisenbrown has elected to retire effective December 31, 2012.

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Long-Term Incentives

For the fiscal 2013 grants, the overall structure of our long-term incentive program remains unchanged from fiscal 2009 through fiscal 2012 (stock options, performance shares and restricted stock, with value allocated in the same proportions as in fiscal 2012). We calculated the number of options, performance shares and shares of restricted stock using the closing price of our common stock on December 6, 2012, which was the date of grant. The exercise price of options continues to be the closing price on the date of the grant. As discussed under the earlier section describing Mr. Nosbusch’s 2012 compensation, the Committee started with market median grants and then adjusted the grants based on the factors described above, including Company and individual performance to determine the actual grant date value of long-term incentive awards.

The grant date fair values for the fiscal 2013 grants are lower than the fiscal 2012 grants except for Mr. Kulaszewicz. Mr. Kulaszewicz’s grant increased consistent with our intent to increase his LTI grants to competitive norms over two to three years following his 2011 promotion. The Compensation Committee approved at the December 2012 meeting the following grants of equity awards to the NEOs for fiscal 2013:

Name	Options	Performance Shares	Shares of Restricted Stock
Keith D. Nosbusch	78,000	15,220	6,120
Theodore D. Crandall	19,900	3,890	1,570
Frank C. Kulaszewicz	21,900	4,270	1,720
Robert A. Ruff	15,000	2,920	1,180

Steven Eisenbrown did not receive a grant as he elected to retire on December 31, 2012. The performance shares and restricted stock grants have terms and conditions that are the same as the grants made in fiscal year 2012. See footnotes 2 and 4 to the Grants of Plan-Based Awards Table.

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Summary Compensation Table

The following table sets forth the total compensation of each of the named executive officers for the fiscal years ended September 30, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	TOTAL ($)
Keith D. Nosbusch President & Chief Executive Officer	2012	1,122,500	0	2,391,102	2,392,300	921,200	4,581,022	82,348	11,490,472
	2011	1,092,414	0	1,882,954	2,879,184	2,112,000	2,908,545	81,054	10,956,151
	2010	993,962	0	1,847,428	2,455,713	1,911,021	1,478,058	75,490	8,761,672
Theodore D. Crandall Senior Vice President & Chief Financial Officer	2012	584,125	0	603,506	603,950	299,600	1,199,975	30,984	3,322,140
	2011	568,707	0	492,181	751,184	687,000	735,215	30,979	3,265,266
	2010	532,544	7,300	549,555	722,988	655,100	350,260	30,633	2,848,380
Steven A. Eisenbrown(7) Senior Vice President	2012	583,350	0	503,137	502,900	299,000	1,669,254	31,909	3,589,550
	2011	567,538	0	532,544	815,024	682,900	1,068,025	26,473	3,692,504
	2010	526,673	7,250	523,015	686,295	656,000	492,524	28,971	2,920,728
Frank C. Kulaszewicz(8) Senior Vice President	2012	456,250	0	427,723	427,700	233,000	583,854	650,251	2,778,778
Robert A. Ruff Senior Vice President	2012	575,200	0	503,137	502,900	240,600	1,162,888	896,122	3,880,847
	2011	561,207	0	532,544	815,024	612,000	1,370,444	220,628	4,111,847
	2010	499,425	25,000	549,555	722,988	587,200	363,150	29,844	2,777,162

(1)

For fiscal 2010, this column represents a one-time lump sum payment, in an amount equal to 50% of the salary increase instituted July 5, 2010, in respect of the period from January 1, 2010 to July 4, 2010. All employees except Mr. Nosbusch received this award.

(2)

Amounts in this column represent the grant date fair value of restricted stock and performance share awards granted calculated in accordance with U.S. GAAP. The grant date fair value of restricted stock was $74.14, $69.57, and $46.16 per share for 2012, 2011, and 2010 respectively. Performance share awards are valued at target shares with a grant date fair value of $101.57, $87.00, and $54.81 for 2012, 2011, and 2010, respectively. The assumptions applicable to these valuations are set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. The amounts shown may not correspond to the actual value that may be realized by the named executive officers. If the performance share awards are valued at two times the target number of shares (the maximum potential payout), then for fiscal 2012 the stock award amount would increase by $1,795,758, $453,002, $377,840, $320,961 and $377,840 for Messrs. Nosbusch, Crandall, Eisenbrown, Kulaszewicz and Ruff, respectively. For additional information on awards made in fiscal 2012, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table.

(3)

Amounts in this column represent the grant date fair value of option awards granted computed in accordance with U.S. GAAP. The grant date fair value was $23.50, $21.28, and $13.59 per share for 2012, 2011, and 2010, respectively. The assumptions applicable to these valuations are set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. The amounts shown may not correspond to the actual value that may be realized by the named executive officers. For additional information on awards made in fiscal 2012, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table.

(4)

This column represents amounts paid under our ICP for performance in the fiscal year. For more information about our ICP, see the “Compensation Discussion and Analysis” and Grants of Plan-Based Awards Table.

(5)

We do not pay “above market” interest on non-qualified deferred compensation; therefore, this column reflects changes in pension values only. The changes in pension value amounts for each year represent the difference from September 30 of the prior year to September 30 of each year in the actuarial present value of the named executive officers’ accrued pension benefit at their unreduced retirement age under our qualified and non-qualified pension plans. These amounts are based on benefits provided by the plan formula described on page 36 and converted to a present value using a discount rate which was lower in fiscal year 2012 than 2011. For information on the formula and assumptions used to calculate these amounts see the Pension Benefits Table.

(6)

This column represents the Corporation matching contributions for the named executive officers under our savings plans and, for Mr. Eisenbrown, under our deferred compensation plan, and cash dividends paid on restricted stock held. The aggregate amount of personal benefits and perquisites provided to each named executive officer during fiscal 2012, 2011, and 2010 are less than $10,000 and, therefore, are not included in All Other Compensation with the exception of Messrs. Kulaszewicz and Ruff. The amounts for Messrs. Kulaszewicz and Ruff primarily represent payments related to the Company standard expatriate packages for their international assignments in Singapore and Hong Kong, respectively, based on the incremental cost to the Company for these benefits as well as other personal benefits as set forth below in the All Other Compensation Table.

(7)

Mr. Eisenbrown has elected to retire effective December 31, 2012.

(8)

Mr. Kulaszewicz is an NEO for the first time in fiscal 2012. He was elected Senior Vice President on April 1, 2011 and is on an international assignment in Singapore.

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ALL OTHER COMPENSATION TABLE

The following table describes each element of the All Other Compensation column in the Summary Compensation Table for fiscal 2012.

Name	Value of Company Contributions to Savings Plans(1) $	Dividends on Restricted Stock(2) $	Perquisites(3) $	TOTAL $
Keith D. Nosbusch	33,658	48,690	--	82,348
Theodore D. Crandall	17,515	13,469	--	30,984
Steven A. Eisenbrown	18,749	13,160	--	31,909
Frank C. Kulaszewicz	7,125	16,213	626,913	650,251
Robert A. Ruff	17,256	13,334	865,532	896,122

(1)

This column includes the Corporation matching contributions to the named executive officers’ 401(k) savings plan and non-qualified savings plan accounts and, for Mr. Eisenbrown, to his deferred compensation plan account. This is consistent with the practice we use for all eligible employees.

(2)

This column represents cash dividends paid on restricted shares held by the named executive officers.

(3)

The aggregate amount of personal benefits and perquisites provided to each named executive officer during fiscal 2012, 2011 and 2010 are less than $10,000 and, therefore, are not included in All Other Compensation with the exception of Messrs. Kulaszewicz and Ruff. Messrs. Kulaszewicz and Ruff payments related to their expatriate packages for their international assignments in Singapore and Hong Kong, respectively, personal liability insurance and spouse travel and recreational activities at a Board retreat and customer event are included based on the incremental cost to the Company for their benefits. Messrs. Kulaszewicz’s and Ruff’s international assignments include housing, travel, taxes and standard allowances related to relocation and other assignment payments under our standard expatriate package for all employees of $625,360 and $863,457, respectively. The portions of such amounts that relate to taxes include estimates of taxes reimbursable as part of the expatriate packages for fiscal year 2012 income.

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Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards made to the named executive officers in fiscal 2012.

Name	Grant Type	Grant Date (3)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(4): Number of Shares of Stock or Units (#)	All Other Option Awards(5): Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(6) ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(7) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Keith D. Nosbusch	Incentive Compensation	12/01/2011	0	1,130,000	2,260,000
	Performance Shares	12/01/2011				0	17,680	35,360				1,795,758
	Restricted Shares	12/01/2011							8,030			595,344
	Stock Options	12/01/2011								101,800	74.14	2,392,300
Theodore D. Crandall	Incentive Compensation	12/01/2011	0	367,500	735,000
	Performance Shares	12/01/2011				0	4,460	8,920				453,002
	Restricted Shares	12/01/2011							2,030			150,504
	Stock Options	12/01/2011								25,700	74.14	603,950
Steven A. Eisenbrown	Incentive Compensation	12/01/2011	0	366,750	733,500
	Performance Shares	12/01/2011				0	3,720	7,440				377,840
	Restricted Shares	12/01/2011							1,690			125,297
	Stock Options	12/01/2011								21,400	74.14	502,900
Frank C. Kulaszewicz	Incentive Compensation	12/01/2011	0	296,875	593,750
	Performance Shares	12/01/2011				0	3,160	6,320				320,961
	Restricted Shares	12/01/2011							1,440			106,762
	Stock Options	12/01/2011								18,200	74.14	427,700
Robert A. Ruff	Incentive Compensation	12/01/2011	0	361,625	723,250
	Performance Shares	12/01/2011				0	3,720	7,440				377,840
	Restricted Shares	12/01/2011							1,690			125,297
	Stock Options	12/01/2011								21,400	74.14	502,900

(1)

These columns show the potential value of the cash payout for each named executive officer under the ICP for fiscal 2012 if the target and maximum goals are met. For each named executive officer, an incentive compensation target equal to a percentage of the individual’s base salary is set at the beginning of the year. Amounts shown are based on base salary at September 30, 2012. Actual incentive compensation payments under the plan may be higher or lower than the target based on financial, operating and individual performance. The Compensation Committee has discretion to change the amount of any award irrespective of whether the measures are met. Incentive compensation payments under the Senior ICP may not exceed 1% of our applicable net earnings (as defined in the plan).

(2)

These columns show the threshold, target and maximum payouts under performance shares awarded during fiscal year 2012. The payout in respect of these performance shares will be made in shares of our common stock and/or cash in an amount determined based on the total shareowner return of our common stock, assuming reinvestment of all dividends, compared to the performance of companies in the S&P 500 Index for the period from October 1, 2011 to September 30, 2014, if the individual continues as an employee until the third anniversary of the grant date (subject to provisions relating to the grantee’s death, disability or retirement or a change of control of the Corporation). The payouts will be at zero, the target amount and the maximum amount if our shareowner return is equal to or less than the 30th percentile, equal to the 60th percentile and equal to or greater than the 75th percentile of the total shareowner return of companies in the S&P 500 Index, respectively, over the applicable three-year period, with the payout interpolated for results between those percentiles. We use the 20-trading day average ending September 30 to determine the starting price and the final TSR. The potential value of a payout will fluctuate with the market value of our common stock.

(3)

In fiscal 2012 annual equity grants were made at the Compensation Committee meeting on December 1, 2011.

(4)

This column shows the number of shares of restricted stock granted in fiscal 2012 to the named executive officers. The restricted stock vests on December 1, 2014 (three years from the grant date), provided the individual is still employed by the Corporation on that date. Restricted stock owners are entitled to any cash dividends paid, but are not entitled to any dividends paid in shares until the restricted shares vest. Cash dividends are paid at the Corporation’s regular dividend rate. The grant date fair value of these awards was $74.14 per share computed in accordance with U.S. GAAP and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

(5)

This column shows the number of stock options granted in fiscal 2012 to the named executive officers under our 2008 Long-Term Incentives Plan. The options vest and become exercisable in three substantially equal installments beginning on December 1, 2012, one year after the grant date. The grant date fair value of these awards computed in accordance with U.S. GAAP was $23.50 per share. This amount was calculated using the Black-Scholes pricing model and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

(6)

This column shows the exercise price for stock options granted, which was the closing price of our common stock on December 1, 2011, the grant date of the options.

(7)

This column shows the aggregate grant date fair value of the performance share awards at target, which was based on $101.57 per share computed in accordance with U.S. GAAP and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. The aggregate grant date fair value of the performance share awards at two times the target number of shares was $3,591,516, $906,004, $755,680, $641,922, and $755,680 for Messrs. Nosbusch, Crandall, Eisenbrown, Kulaszewicz, and Ruff, respectively.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information about equity awards made to the named executive officers that are outstanding as of September 30, 2012.

Name	Grant Date	OPTION AWARDS (1)					STOCK AWARDS
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Keith D. Nosbusch	12/1/2011		101,800		74.14	12/1/2021	8,030	558,487	17,680	1,229,644
	12/7/2010	45,099	90,201		69.57	12/7/2020	8,270	575,179	15,030	1,045,337
	12/9/2009	119,066	60,234		46.16	12/9/2019	10,100	702,455	25,200	1,752,660
	12/3/2008	235,300			29.37	12/3/2018
	12/5/2007	129,050			68.04	12/5/2017
	12/6/2006	113,850			63.59	12/6/2016
	11/7/2005	143,750			56.36	11/7/2015
	11/8/2004	297,800			43.90	11/8/2014
Theodore D. Crandall	12/1/2011		25,700		74.14	12/1/2021	2,030	141,187	4,460	310,193
	12/7/2010	11,766	23,534		69.57	12/7/2020	2,160	150,228	3,930	273,332
	12/9/2009	35,466	17,734		46.16	12/9/2019	3,000	208,650	7,500	521,625
	12/3/2008	69,600			29.37	12/3/2018
	12/5/2007	35,500			68.04	12/5/2017
	12/6/2006	31,400			63.59	12/6/2016
	11/7/2005	36,300			56.36	11/7/2015
	11/8/2004	47,400			43.90	11/8/2014
Steven A. Eisenbrown	12/1/2011		21,400		74.14	12/1/2021	1,690	117,540	3,720	258,726
	12/7/2010	12,766	25,534		69.57	12/7/2020	2,340	162,747	4,250	295,588
	12/9/2009	16,133	16,834		46.16	12/9/2019	2,900	201,695	7,100	493,805
	12/3/2008	22,067			29.37	12/3/2018
Frank C. Kulaszewicz	12/1/2011		18,200		74.14	12/1/2021	1,440	100,152	3,160	219,778
	4/1/2011	2,433	4,867		97.00	4/1/2021	1,010	70,246
	12/7/2010		6,400		69.57	12/7/2020	590	41,035	1,070	74,419
	12/9/2009		4,367		46.16	12/9/2019	800	55,640	1,900	132,145
	10/9/2009						4,700	326,885
	12/3/2008	7,700			29.37	12/3/2018
	11/7/2007						834	58,005
	12/6/2006	800			63.59	12/6/2016
	11/7/2005	934			56.36	11/7/2015
Robert A. Ruff	12/1/2011		21,400		74.14	12/1/2021	1,690	117,540	3,720	258,726
	12/7/2010	12,766	25,534		69.57	12/7/2020	2,340	162,747	4,250	295,588
	12/9/2009	35,466	17,734		46.16	12/9/2019	3,000	208,650	7,500	521,625
	12/3/2008	3,400			29.37	12/3/2018
	12/6/2006	11,050			63.59	12/6/2016
	11/7/2005	18,200			56.36	11/7/2015

(1)

All options vest 1/3 per year beginning on the first anniversary of the grant date (subject to provisions related to the grantee’s death, retirement or a change of control).

(2)

All restricted stock vests in full on the third anniversary of the grant date (subject to provisions related to the grantee’s death, retirement or a change of control) except for Mr. Kulaszewicz’s November 7, 2007 grant that vests one third per year beginning on the third anniversary of the grant date.

(3)

The market value of the stock awards is based on the closing market price of our common stock as of September 30, 2012, which was $69.55.

(4)

This column shows the target number of performance shares outstanding. The payout can be from 0 to 200% of the target as described in footnote 2 to the Grants of Plan-Based Awards Table. All performance shares will vest and be paid out on the third anniversary of the grant date (subject to provisions relating to the grantee’s death, disability or retirement or a change of control). The performance shares awarded on December 9, 2009 were earned at 173% of target. The Compensation Committee approved at its October 2012 meeting the payout of such performance shares in shares of our common stock, which resulted in the following number of shares being delivered to the named executive officers:

Name	Shares of Common Stock Delivered in Respect of Performance Shares Awarded on December 9, 2009 and Vested on December 9, 2012
Keith D. Nosbusch	43,596
Theodore D. Crandall	12,975
Steven A. Eisenbrown	12,283
Frank C. Kulaszewicz	3,287
Robert A. Ruff	12,975

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Option Exercises and Stock Vested Table

The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during the fiscal year ended September 30, 2012 by the named executive officers.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Keith D. Nosbusch	6,250	225,860	81,200	4,999,540
Theodore D. Crandall	22,600	717,327	23,800	1,775,956
Steven A. Eisenbrown	108,517	2,087,769	23,800	1,775,956
Frank C. Kulaszewicz	8,660	226,802	6,733	498,410
Robert A. Ruff	67,750	3,454,836	23,800	1,775,956

(1)

Messrs. Nosbusch, Eisenbrown, and Ruff retained 6,250, 6,667, and 1,550 shares, respectively.

(2)

Based on the closing price of our common stock on the NYSE on the exercise date or vesting date, as applicable.

Pension Benefits Table

The following table shows the present value of accumulated benefits as of September 30, 2012 payable to the named executive officers under the Rockwell Automation Pension (Qualified) Plan and Rockwell Automation Non-Qualified Pension Plan based on the assumptions described in Footnote 1 to the Table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Keith D. Nosbusch	Rockwell Automation Pension (Qualified) Plan	38	1,865,615	-
	Rockwell Automation Pension (Non-Qualified) Plan	38	19,756,536	-
Theodore D. Crandall(2)	Rockwell Automation Pension (Qualified) Plan	26	875,200	-
	Rockwell Automation Pension (Non-Qualified) Plan	26	2,967,430	-
Steven A. Eisenbrown(2)	Rockwell Automation Pension (Qualified) Plan	37	1 ,359,671	-
	Rockwell Automation Pension (Non-Qualified) Plan	37	4,436,541	-
Frank C. Kulaszewicz	Rockwell Automation Pension (Qualified) Plan	27	641,092	-
	Rockwell Automation Pension (Non-Qualified) Plan	27	506,794	-
Robert A. Ruff	Rockwell Automation Pension (Qualified) Plan	36	1,359,398	-
	Rockwell Automation Pension (Non-Qualified) Plan	36	3,294,366	-

(1)

These amounts have been determined using the assumptions set forth in note 12, Retirement Benefits, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and represent the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the measurement date of September 30, 2012.

(2)

Messrs. Eisenbrown and Crandall are also eligible to participate in our Supplemental Retirement Plan for Certain Senior Executives, which is a closed plan. Participants are eligible for this benefit at Normal Retirement, if eligible for Disability pension benefits as described below, or if permitted to retire early by action of the President or CEO if such individual also commences early retirement at that time under the Qualified Pension Plan. If eligible, the September 30, 2012 present value of benefits from this plan would be $0 and $838,989 for Messrs. Eisenbrown and Crandall, respectively. Actual benefits from this plan will be $0 for Mr. Eisenbrown when he retires on December 31, 2012.

The named executive officers participate in two pension plans with the same requirements/benefits as other employees: the Rockwell Automation Pension Plan (the Qualified Pension Plan), which is qualified under the Internal Revenue Code, and the Rockwell Automation Non-Qualified Pension Plan (the Non-Qualified Pension Plan), which is an unfunded, non-tax-qualified plan. The Qualified Pension Plan provides retirement benefits to nearly all U.S. employees of the Corporation hired before July 1, 2010. The Qualified Pension Plan and the Non-Qualified Pension Plan were closed to entrants hired or re-hired on or after July 1, 2010. In place of becoming a participant in the Qualified Pension Plan and/or the Non-Qualified Pension plan, employees hired or re-hired on or after July 1, 2010, will be eligible for a non-elective contribution (the “NEC”) in the Qualified and/or Non-Qualified Savings Plan. The NEC is based on a combination of age and service and the percentage contribution is outlined in the Non-Qualified Savings Plan section below. The NEC formula is the same for both the Qualified Savings Plan and the Non-Qualified Savings Plan.

The Non-Qualified Pension Plan provides benefits that may not be paid from the Qualified Pension Plan due to limitations imposed by the Internal Revenue Code on qualified plan benefits. Non-Qualified Pension Plan benefits are provided to any U.S. salaried employee whose benefits are affected by these limits. Our policy with respect to funding our pension obligations is to fund at least the minimum amount required by applicable laws and governmental regulations. We maintain a rabbi trust for our non-qualified plans, including the Non-Qualified Pension Plan, which we will fund in the event there is a change of control of the Corporation.

Effective January 1, 2011, the pension plans were amended to allow participants to elect a lump sum payment instead of an annuity option offered under the plans. The present values in the above table are determined based on assumptions required by SEC rules, which are different from those used to calculate the lump sum payment under the plans. Note that due to Internal Revenue Code Section 409A regulations, if a named executive officer elected to receive his benefit from the Non-Qualified Plan in the form of a lump sum, he would not be eligible to receive the lump sum payment for at least five years.

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For employees hired before July 1, 2010, benefits provided by both the Qualified Pension Plan and the Non-Qualified Pension Plan have the same requirements for vesting, which occurs at five years of service. Benefits in both plans are determined using the same formula. Named executive officers do not receive any additional service or other enhancements in determining the form, timing or amount of their benefits.

Normal retirement benefits

•

Normal retirement benefits are payable at age 65 with five years of service.

Early retirement with reduced benefits

•

Reduced early retirement benefits after 10 years of service are payable at the earlier of either:

–

age 55 or older; or

–

75 or more points (age plus credited service equals or exceeds 75).

The reduction for early retirement benefits is determined using an actuarial equivalence with an applicable interest rate and mortality table similar to those used for Social Security purposes. Currently, Messrs. Crandall, Eisenbrown, Kulaszewicz, and Ruff have met the eligibility requirements for early retirement with a reduced benefit. Mr. Nosbusch has met the eligibility requirements for early retirement with an unreduced benefit.

Pension plan formula

•

Pension plan benefits are payable beginning at a named executive officer’s normal retirement date and are determined by the following formula:

–

Two-thirds (66 2/3%) of the participant’s average monthly earnings up to $1,666.67;

–

Multiplied by a fraction, not to exceed 1.00, the numerator of which is the participant’s years of credited service, including fractional years, and the denominator of which is thirty-five (35);

–

Plus 1.50% of the participant’s average monthly earnings in excess of $1,666.67 times the participant’s years of credited service, including fractional years, up to a maximum of thirty-five (35) years;

–

Plus 1.25% of the participant’s average monthly earnings in excess of $1,666.67 times the participant’s years of credited service, including fractional years, in excess of thirty-five (35) years;

–

Less 50% of primary Social Security benefit times a fraction not to exceed 1.00, the numerator of which is the participant’s years of credited service, including fractional years, and the denominator of which is thirty-five (35).

Average monthly earnings represent the monthly average of the participant’s pensionable earnings for the highest five calendar years during the last 10 calendar years while the participant was actively employed. A participant’s earnings used for calculating pension plan benefits (pensionable earnings) include base salary and annual incentive compensation awards. Awards of stock options, restricted stock, performance shares and performance-based long-term cash awards, and all other cash awards are not considered when determining pension benefits.

Mr. Ruff was employed by our former subsidiary Reliance Electric at December 31, 1997 so his pension is determined in two parts. The pension plan formula described above applies only to credited service after December 31, 1997. For credited service prior to December 31, 1997, Mr. Ruff’s pension benefit under the former Reliance Electric plan formula applies and is adjusted for subsequent growth in average monthly earnings prior to his retirement.

Disability pension benefits

•

Disability pension benefits are available under the Qualified Pension Plan and the Non-Qualified Pension Plan to active employees before age 65 upon total and permanent disability if the participant has at least 15 years of credited service or at least 10 years of credited service with 70 points or more (age plus credited service is equal to or greater than 70). The benefit is generally calculated in the same manner as the normal retirement benefit.

Pension benefits payable to beneficiaries upon death of a participant

•

Pension benefits under the Qualified Pension Plan and the Non-Qualified Pension Plan are payable to the participant’s beneficiaries upon the death of the participant while eligible for normal or early retirement.

•

The surviving spouse will receive a monthly lifetime benefit calculated as if the participant retired and elected the 50% surviving spouse option.

•

If the participant dies after starting to receive benefits, the benefit payments are processed in accordance with the benefit option selected.

•

If the retiree has started monthly pension benefit payments, the beneficiary is eligible for a lump-sum death benefit equal to $150 per year of credited service up to $5,250.

•

If the participant dies before he or she is eligible for early retirement, pension benefits may begin in the month following the date the participant would have attained earliest retirement date; otherwise they may begin in the month following the date of death.

•

If the participant elects the lump sum payment option and the lump sum payment is made, no further benefits are provided to the beneficiary or surviving spouse upon death of the participant.

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Non-Qualified Deferred Compensation

The following table provides information on our non-qualified defined contribution and other non-qualified deferred compensation plans in which all eligible U.S. salaried employees, including the named executive officers participate, which consist of the following:

Rockwell Automation Non-Qualified Savings Plan (the Non-Qualified Savings Plan)

Our U.S. employees, including the named executive officers, whose earnings exceed certain applicable federal limitations on compensation that may be recognized under our Qualified Savings Plan, are entitled to defer earnings on a pre-tax basis to the Non-Qualified Savings Plan. Corporation matching contributions that cannot be made to the Qualified Savings Plan due to applicable federal tax limits are also made to the Non-Qualified Savings Plan. Under the Qualified Savings Plan, we match half up to 6% of the employee’s eligible earnings contributed to the Plan each pay period, subject to a maximum amount of earnings under applicable federal tax regulations. Earnings under the Non-Qualified Savings Plan are credited to participant accounts on a daily basis in the same manner as under the Qualified Savings Plan. Investment options are selected by the participant, may be changed daily, and include the same fund and Corporation stock investments that are offered by the Qualified Savings Plan. No preferential interest or earnings are provided under the Non-Qualified Savings Plan. Account balances under the Non-Qualified Savings Plan are distributed in a lump-sum cash payment within 60 days after the end of the month occurring six months after the employee terminates employment or retires.

In addition to the Corporation matching contributions, a non-elective contribution (NEC) is provided for employees hired or rehired on or after July 1, 2010. If employed on the last day of the year, eligible employees receive an annual NEC benefit equal to eligible pay multiplied by a percentage based on “points”, which equal the sum of age and years of service as of each December 31 and based on the following chart. The NEC is provided by the end of the first quarter of the following year.

Total Points (Age + Years of Service as of 12/31)	Percentage of Pay Contributed as NEC
<40	3.00%
40-59	4.00%
60-79	5.00%
80+	7.00%

Rockwell Automation Deferred Compensation Plan (the Deferred Compensation Plan)

Our U.S. salaried employees in career band E, including the named executive officers, may elect annually to defer up to 50% of base salary and up to 100% of their annual incentive compensation award to the Deferred Compensation Plan.

Matching. For participants who defer base salary to the plan, we provide a matching contribution equal to what we would have contributed to the Qualified Savings Plan or Non-Qualified Savings Plan for the deferred amounts.

Distribution elections

•

For contributions before 2005. Participants could opt to receive the deferred amounts on a specific date, at retirement, or in installments up to 15 years following retirement. Participants may make a one-time change of distribution election or timing (at least one year before payments would otherwise begin).

•

Contributions after January 1, 2005. Participants may elect either a lump-sum distribution at termination of employment or installment distributions for up to 15 years following retirement. Participants may make a one-time change of the distribution election or timing (at least one year before payments would otherwise begin), provided that the changed distribution cannot begin until five years after the original distribution date.

Timing of distributions

•

For contributions before 2005. We make distributions within the first 60 days of a calendar year.

•

For contributions after January 1, 2005. We make distributions beginning in July of the year following termination or retirement. Ongoing installment payments are made in February of each year.

Earnings on deferrals. Participants select investment measurement options, including hypothetical fund investments that correspond to those offered by the Qualified Savings Plan, excluding the Corporation’s stock. Investment measurement options may be changed daily. Earnings are credited to participant accounts on a daily basis in the same manner as under the Qualified Savings Plan. No preferential interest or earnings are provided under the Deferred Compensation Plan.

Rockwell Automation Deferred Compensation Plan (the Old Plan)

Of the named executive officers, only Mr. Crandall participates in the Old Plan, which is a closed plan. Participants were only permitted to defer incentive compensation to this plan. Distributions are made annually in January; however, if a participant is considered a “key employee” under the terms of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions. The plan provides an interest rate that is one-twelfth of the annual interest rate for quarterly compounding that is 120% of the applicable Federal long-term monthly rate for the three-month period ending on the last day of each calendar year quarter. The interest is applied to participant accounts quarterly on the last business day of the quarter.

We maintain a rabbi trust for our non-qualified plans, including the Non-Qualified Savings Plan and deferred compensation plans, which we will fund in the event there is a change of control of the Corporation.

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Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(4) ($)
Keith D. Nosbusch	70,016	26,256	270,559	-	1,386,734
Theodore D. Crandall	27,125	10,172	93,580	-	788,444
Steven A. Eisenbrown	47,821	11,437	260,759	-	1,562,242
Frank C. Kulaszewicz	5,190	2,595	1,788	-	17,927
Robert A. Ruff	41,221	10,305	39,930	-	292,508

(1)

These amounts include contributions made by each named executive officer to the Non-Qualified Savings Plan. They also include amounts deferred by Mr. Eisenbrown to the Deferred Compensation Plan. These amounts are also reported in the “Salary” column in the Summary Compensation Table.

(2)

These amounts represent Corporation matching contributions for each named executive officer under the Non-Qualified Savings Plan, and for Mr. Eisenbrown under the Deferred Compensation Plan. Corporation matching contributions under the Deferred Compensation Plan are made for deferrals of base salary only. Only Mr. Eisenbrown elected to defer base salary to the Deferred Compensation Plan in 2012. These amounts are also reported in the “All Other Compensation” column in the Summary Compensation Table and as part of the “Value of Company Contributions to Savings Plans” column in the All Other Compensation Table.

(3)

These amounts include earnings (losses), dividends and interest provided on current contributions and existing balances, including the change in value of the underlying investment options in which the named executive officer is deemed to be invested. These amounts are not reported in the Summary Compensation Table as compensation.

(4)

These amounts represent each named executive officer’s aggregate balance in the Non-Qualified Savings Plan, for Messrs. Crandall, Eisenbrown and Kulaszewicz in the Deferred Compensation Plan, and for Mr. Crandall in the “Old” Deferred Compensation Plan, in each case at September 30, 2012. The numbers also include the contributions made by each named executive officer to the Non-Qualified Savings Plan and amounts deferred by Mr. Eisenbrown to the Deferred Compensation Plan, which are also reported in the “Salary” column of the Summary Compensation Table, and the Corporation matching contributions, which are also reported in the “All Other Compensation” column in the Summary Compensation Table for each fiscal year. The amounts included in the Summary Compensation Table for fiscal 2010 for Messrs. Nosbusch, Crandall, Eisenbrown, and Ruff are $91,355, $35,506, $88,251 and $41,708, respectively; and for fiscal 2011 for Messrs. Nosbusch, Crandall, Eisenbrown, and Ruff are $93,512, $36,174, $75,803 and $48,391, respectively; and for fiscal 2012 for Messrs. Nosbusch, Crandall, Eisenbrown, Kulaszewicz and Ruff are $96,272, $37,297, $59,258, $7,785 and $51,526, respectively.

Potential Payments Upon Termination or Change of Control

The tables and narrative below describe and quantify compensation that would become payable to the named executive officers under existing plans and arrangements if the named executive officer’s employment had terminated on September 30, 2012 for the reasons set forth below. We do not have employment agreements with the named executive officers, but do have change of control agreements with Messrs. Nosbusch, Crandall, Eisenbrown, Kulaszewicz and Ruff and certain other officers. There are two main purposes of these agreements.

1.

They provide protection for the executive officers who would negotiate any potential acquisitions of the Corporation, thus encouraging them to negotiate a good outcome for shareowners, without concern that their negotiating stance will put at risk their financial situation immediately after an acquisition.

2.

The agreements seek to ensure continuity of business operations during times of potential uncertainty, by removing the incentive to seek other employment in anticipation of a possible change of control.

In short, the change of control agreements seek to ensure that we may rely on key executives to continue to manage our business consistent with the Corporation’s best interests despite concerns for personal risks. We do not believe these agreements encourage our executives to favor or oppose a change of control. We believe these agreements strike a balance that the amounts are neither so low to cause an executive to oppose a change of control nor so high as to cause an executive to favor a change of control. In addition, in the past we at times have entered into severance arrangements with executive officers upon termination of their employment, with the terms and conditions depending on the individual circumstances of the termination, the transition role we expect from the officer and our best interests. The information set forth below does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees upon termination of employment, including unused vacation pay, distributions of balances under savings and deferred compensation plans and accrued pension benefits. The information set forth below also does not include any payments and benefits that may be provided under severance arrangements that may be entered into with any named executive officer upon termination of their employment.

We have change of control agreements with Mr. Nosbusch and each of the other named executive officers and certain other officers. These agreements become effective if there is a change of control before October 1, 2013. Each agreement provides for the continuing employment of the executive for two years after the change of control on conditions no less favorable than those in effect before the change of control. If the executive’s employment is terminated by us without “cause” or if the executive terminates his employment for “good reason” within that two year period, each agreement entitles the executive to:

•

severance benefits payable as a lump sum equal to two times (three times in the case of Mr. Nosbusch) his annual compensation, including target ICP;

•

annual ICP payment prorated through the date of termination payable as a lump sum, based upon the average of the previous three years’ ICP payments; and

•

continuation of other benefits and perquisites for two years (three years in the case of Mr. Nosbusch).

The agreements do not include a provision that entitles the executives to receive tax gross-ups related to any excise tax imposed on change of control agreements. In each change of control agreement, the executive agreed to certain confidentiality provisions.

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Under the change of control agreements, a change of control would include any of the following events:

•

any “person”, as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act, acquires 20 percent or more of our outstanding voting securities;

•

a majority of our directors are replaced by persons who are not endorsed by a majority of our directors;

•

we are involved in a reorganization, merger, sale of assets or other business combination that results in our shareowners owning 50% or less of our outstanding shares or the outstanding shares of the resulting entity; or

•

shareowners approve a liquidation or dissolution of the Corporation.

The following table provides details with respect to potential post-employment payments to the named executive officers under our change of control agreements in the event of separation due to a change of control of the Corporation, assuming a termination covered by the change of control agreement occurred on September 30, 2012.

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($) (4)	Other ($)(5)	Total ($)
Keith D. Nosbusch	8,428,074	7,272,634	0	60,449	0	100,000	15,861,157
Theodore D. Crandall	2,458,233	2,020,013	0	31,941	0	100,000	4,610,187
Steven A. Eisenbrown	2,453,067	1,923,848	0	29,091	0	100,000	4,506,006
Frank C. Kulaszewicz	1,851,750	1,180,448	0	26,952	0	100,000	3,159,150
Robert A. Ruff	2,360,383	1,979,674	0	27,489	0	100,000	4,467,546

(1)

This column includes the severance value, which is base salary plus target annual ICP multiplied by three for Mr. Nosbusch, and multiplied by two for Messrs. Crandall, Eisenbrown, Kulaszewicz, and Ruff. In the year of termination, the executive is also entitled to receive a prorated ICP payout based on the average of the previous three years’ ICP payment (fiscal years 2010, 2011 and 2012). These amounts are $1,648,074, $547,233, $545,967, $308,000 and $479,933 for Messrs. Nosbusch, Crandall, Eisenbrown, Kulaszewicz and Ruff, respectively.

(2)

Upon a change of control of the Corporation and, in the case of awards granted after February 2, 2010, if (1) the executive’s awards are assumed or substituted with comparable awards by the surviving corporation in the change of control and such executive’s employment is terminated within two years of the change of control for certain specified reasons or (2) the executive’s awards are not assumed or substituted with comparable awards by the surviving corporation in the change of control, all outstanding stock options would become fully exercisable; the restrictions on all shares of restricted stock would lapse; and grantees of performance shares would be entitled to a performance share payout equal to 100% of the target shares.

The following represents the value of unvested equity awards had a change of control occurred on September 30, 2012, using the fiscal year end price of $69.55.

Name	Unvested Stock Options ($)	Unvested Restricted Stock ($)	Performance Shares ($)
Keith D. Nosbusch	1,408,873	1,836,120	4,027,641
Theodore D. Crandall	414,798	500,065	1,105,150
Steven A. Eisenbrown	393,747	481,982	1,048,119
Frank C. Kulaszewicz	102,144	651,962	426,342
Robert A. Ruff	414,798	488,937	1,075,939

(3)

Amounts do not include perquisite values for Messrs. Kulaszewicz and Ruff international assignments. See the All Other Compensation Table for additional information.

(4)

Agreements do not include a provision that entitles the executives to receive tax gross-ups related to any excise tax imposed on change of control agreements.

(5)

Estimated value of outplacement services.

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The following table sets forth the treatment of equity-based awards upon termination of employment for the following reasons:

Reason	Options	Restricted Stock	Performance Shares(5)
Voluntary — Other than retirement(1)	Vested — can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires Unvested — forfeited	Unearned shares forfeited	Unearned shares forfeited
Voluntary — Retirement(2)

If retirement occurs 12 months or more after grant date, unvested options continue to vest; otherwise all unvested options are forfeited. Vested options can be exercised until the earlier of (i) five years after retirement or (ii) the date the option expires

If retirement occurs 12 months or more after grant date and before the end of the restriction period, pro rata shares earned at retirement. If retirement occurs before 12 months after the grant date, all unearned shares forfeited

If retirement occurs 12 months or more after grant date and before the end of the performance period, pro rata shares earned at the end of the performance period. If retirement occurs before 12 months after the grant date, all unearned shares forfeited

Involuntary — Cause(1)	Vested — forfeited Unvested — forfeited	Unearned shares forfeited	Unearned shares forfeited
Involuntary — Not for cause(1)

Vested — can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires

Unvested — continue to vest during salary continuation period; if vesting occurs in that period, can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires; remaining unvested options forfeited

		Unearned shares forfeited	Unearned shares forfeited
Death (3)	All options vest immediately and can be exercised until the earlier of (i) three years after death or (ii) the date the option expires	All restrictions lapse	Shares earned on a pro rata basis at the end of the performance period
Disability (4)

Vested — can be exercised until the earlier of (i) three months after the employee’s last date on payroll or (ii) the date the option expires

Unvested — continue to vest during salary continuation period; if vesting occurs in that period, can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires; remaining unvested options forfeited

		If disability continues for more than six months, all restrictions lapse	If disability continues for more than six months, pro rata shares earned at the end of the performance period

(1)

Assuming a termination as of September 30, 2012, the NEOs would not receive any additional equity value in connection with voluntary terminations (other than retirement) or involuntary terminations (whether or not for cause).

(2)

The value of the prorated restricted stock that is vested on an accelerated basis assuming a retirement as of September 30, 2012 for Messrs. Nosbusch, Crandall, Eisenbrown, Kulaszewicz and Ruff would be $1,160,440, $325,362, $319,865, $139,811 and $326,376, respectively.

(3)

The value of the unvested stock options and restricted stock that are vested on an accelerated basis assuming a termination as a result of death as of September 30, 2012 for Messrs. Nosbusch, Crandall, Eisenbrown, Kulaszewicz and Ruff would be $3,244,993, $914,863, $875,729, $754,106 and $903,735, respectively.

(4)

The value of the unvested restricted stock that is vested on an accelerated basis assuming a termination as a result of disability as of September 30, 2012 for Messrs. Nosbusch, Crandall, Eisenbrown, Kulaszewicz and Ruff would be $1,836,120, $500,065, $481,982, $651,962 and $488,937, respectively.

(5)

In the case of assumed terminations for retirement, death or disability as of September 30, 2012, the value of the vesting of pro rata performance shares is not determinable in such instances as the payout will be determined at the end of the applicable performance period.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and contained in this proxy statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
William T. McCormick, Jr., Chair
Betty C. Alewine
Donald R. Parfet

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PROPOSAL TO APPROVE THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013, subject to the approval of the shareowners. D&T and its predecessors have acted as our independent registered public accounting firm since 1934.

Before the Audit Committee selected D&T, it carefully considered the independence and qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing. We expect that representatives of D&T will attend the Annual Meeting to answer appropriate questions and make a statement if they desire to do so.

Audit Fees

The following table sets forth the aggregate fees for services provided by D&T for the fiscal years ended September 30, 2012 and 2011 (in millions), all of which were approved by the Audit Committee:

	Year Ended September 30,
	2012	2011
Audit Fees
Integrated Audit of Consolidated Financial Statements and Internal Control over Financial Reporting	$3.15	$3.09
Statutory Audits	2.27	2.06
Audit-Related Fees*	0.13	0.09
Tax Fees
Compliance	0.01	—
All Other Fees	0.00	0.04
TOTAL	$5.56	$5.28
* Audit-related services primarily relate to non-US employee benefit plan audits as well as to other compliance services.

The Audit Committee considered and determined that the non-audit services provided by D&T were compatible with maintaining the firm’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, compensating and overseeing the work performed by D&T and audit services performed by other independent public accounting firms. The Audit Committee pre-approves all audit (including audit-related) services provided by D&T and others and permitted non-audit services provided by D&T in accordance with its pre-approval policies and procedures.

The Audit Committee annually approves the scope and fee estimates for the year-end audit, statutory audits and employee benefit plan audits for the next fiscal year. With respect to other permitted services to be performed by our independent registered public accounting firm, the Audit Committee has adopted a policy pre-approving certain categories and specific types of audit and non-audit services that may be provided by our independent registered public accounting firm on a fiscal year basis, subject to individual and aggregate monetary limits. The policy requires the Corporation’s Controller or Chief Financial Officer to pre-approve the terms and conditions of any engagement under the policy. The Audit Committee must specifically approve any proposed engagement for an audit or non-audit service that does not meet the guidelines of the policy. The Audit Committee also authorized the Chair of the Committee to pre-approve any individual service not covered by the general pre-approval policy, with any such approval reported by the Chair at the next regularly scheduled meeting of the Committee. The Audit Committee annually reviews and approves the categories of pre-approved services and monetary limits under the pre-approval policy. The Corporation’s Controller reports to the Audit Committee regarding the aggregate fees charged by D&T and other public accounting firms compared to the pre-approved amounts, by category.

The Board of Directors recommends that you vote “FOR” the proposal to approve the selection of D&T as our independent registered public accounting firm, which is presented as item (b).

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PROPOSAL TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

A proposal will be presented at the meeting asking shareowners to approve on an advisory basis the compensation of our named executive officers as described in this proxy statement.

Why You Should Approve our Executive Compensation Programs

Our compensation philosophy is designed to attract and retain executive talent and emphasize pay for performance, including the creation of shareowner value. Our compensation programs include base salary, annual incentive compensation, long-term incentives, defined benefit and defined contribution retirement plans and a limited perquisite package. We encourage shareowners to read the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis (CD&A) and compensation tables, for a more detailed discussion of our compensation programs and policies. We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals with the appropriate level of risk, and that they are aligned with shareowner interests and worthy of continued shareowner support.

We believe that shareowners should consider the following in determining whether to approve this proposal.

Compensation Program is Highly Aligned with Shareowner Value

A significant portion of our executives’ compensation is directly linked to our performance and the creation of shareowner value because the majority of their Total Direct Compensation is in the form of performance-based annual and long-term incentive awards. Our long-term incentive awards consist of three vehicles: stock options, performance shares and restricted stock. We believe this mix appropriately motivates long-term performance and rewards executives for both absolute gains in share price and relative performance related to total shareowner return compared to the aggregate performance of the S&P 500 Index. In fiscal 2012, the Committee adjusted the proportion of options, performance shares and restricted stock from 62.5%, 25% and 12.5% to 50%, 37.5% and 12.5%, respectively, going forward.

Strong Pay-for-Performance Orientation

Incentive Compensation Plan (ICP) awards are aligned with our performance: We maintain a consistent pay for performance approach to setting ICP targets and payouts over time have reflected this philosophy. The past four years illustrate the consistent application of this philosophy. In fiscal 2009, we did not make any ICP awards because we did not meet our financial goals, due in a large part, to the global economic recession. ICP awards were above target in fiscal 2010 and fiscal 2011 because we significantly exceeded our financial goals in those years. ICP awards are below target for fiscal 2012 despite record sales and earnings per share because we did not meet the goals set at the beginning of the year for a target payout.

Summary of Key Compensation Practices

We seek to align our compensation programs and practices with best practices that address shareowner concerns.

•

Eliminated tax gross-ups: We had previously eliminated tax gross-ups on personal liability insurance and on the FICA tax due on the Corporation’s matching contributions to non-qualified plans. We also eliminated the payment of gross-ups related to any excise tax imposed on change of control agreements benefits.

•

Very limited perquisite package: We offer very limited perquisites.

•

No employment contracts: We do not have employment contracts with any of our named executive officers.

•

No repricing: Our long-term incentives plan expressly prohibits repricing or exchanging equity awards.

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Compensation Program Has Appropriate Long-Term Orientation

Our compensation programs and policies have a long-term focus.

•

Minimum vesting for equity awards: We encourage a long-term orientation by our executives by using minimum vesting of one-third per year over three years for options and restricted stock and three years for performance shares (one year for executives that elect retirement during the performance period).

•

Officers are subject to stock ownership guidelines: We have stock ownership requirements for officers under which the CEO must own stock with a value of five times his base salary and each senior vice president must own stock with a value of three times his or her salary. These guidelines must be met within five years of becoming an officer.

Compensation Committee Stays Current on Best Practices

The Compensation Committee has engaged a compensation consultant, Towers Watson, to provide independent advice on compensation trends and market information and to advise the Committee as it reviews and approves executive compensation matters pursuant to its Charter. In addition, Towers Watson regularly updates our Board and the Compensation Committee on executive compensation emerging practices and trends.

Summary of Good Governance and Risk Mitigating Factors

•

Third party audits of financial performance: The Committee uses audited financial results to determine payouts in our ICP and performance share plan.

•

Use of multiple balanced metrics: We use multiple metrics in our ICP and multiple vehicles in our long-term incentives plan grants. The metrics in the ICP include an appropriate balance between corporate and business segment performance and between earnings and cash flow.

•

Limited ICP payouts: The Committee has never used its discretion to adjust ICP awards over 200% of target, limiting excessive awards for short-term performance.

•

Balanced pay mix: The mix of pay is balanced between annual and long-term, with an emphasis on long-term performance.

•

Multiple-year vesting of long-term incentives: Long-term incentive awards do not fully vest until at least three years after the grant.

•

Stock ownership guidelines: We require executives to own a significant amount of the Corporation’s stock.

•

Use of claw-back provisions: We entered into agreements with Mr. Nosbusch as CEO and Mr. Crandall as CFO with respect to the reimbursement (or claw-back) for any incentive- or equity-based compensation if we are required to restate any financial statements due to a material non-compliance with any financial reporting requirement under the securities laws.

The following resolution will be submitted for a shareowner vote at the 2013 annual meeting:

“RESOLVED, that the shareowners of the Corporation approve, on an advisory basis, the compensation of the Corporation’s named executive officers listed in the 2012 Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section entitled “Executive Compensation”, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures set forth under that section.”

We are providing our shareowners with an advisory vote on our executive compensation as required pursuant to Section 14A of the Securities Exchange Act of 1934. This advisory vote on the compensation of our named executive officers gives shareowners another mechanism to convey their views about our compensation programs and policies. Although your vote on executive compensation is not binding on the Corporation, the Board values the views of shareowners. The Board and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

The Board of Directors recommends that you vote “FOR” the proposal to approve the compensation of our named executive officers, which is presented as item (c).

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented at the meeting. Our By-Laws required notice by November 9, 2012 for any matter to be brought before the meeting by a shareowner. In the event of a vote on any matters other than those referred to in the accompanying Notice of 2013 Annual Meeting of Shareowners, proxies in the accompanying form will be voted in accordance with the judgment of the persons voting such proxies.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of our common stock on Forms 3, 4 and 5 with the SEC and the NYSE.

Based on our review of the copies of such forms that we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements during fiscal 2012.

ANNUAL REPORT

Our Annual Report to Shareowners, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended September 30, 2012, was mailed with this proxy statement to shareowners who received a printed copy of this proxy statement. A copy of our Annual Report is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials.

We will send a copy of our Annual Report on Form 10-K to any shareowner without charge upon written request addressed to:

Rockwell Automation, Inc.
Shareowner Relations, E-7F19 1201 South Second Street Milwaukee, Wisconsin 53204, USA +1 (414) 382-8410

SHAREOWNER PROPOSALS FOR 2014 ANNUAL MEETING

If a shareowner wants to submit a proposal for possible inclusion in our proxy statement for the 2014 Annual Meeting of Shareowners, the proposal must be received by the Office of the Secretary at our global headquarters, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA by August 18, 2013. In addition, if a shareowner wants to propose any matter for consideration of the shareowners at the 2014 Annual Meeting of Shareowners, including director nominations, our By-Laws require the shareowner to notify the Corporation’s Secretary in writing at the address listed in the preceding sentence on or after October 8, 2013 and on or before November 7, 2013. If the number of directors to be elected to the Board at the 2014 Annual Meeting of Shareowners is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the Board on or before October 28, 2013, a shareowner proposal with respect to nominees for any new position created by such increase will be considered timely if received by our Secretary not later than the tenth day following our public announcement of the increase. The specific requirements and procedures for shareowner proposals to be presented directly at an annual meeting are set forth in our By-Laws, which are available on our website at www.rockwellautomation.com on the “Investor Relations” page under the link “About Us” then the heading “Corporate Governance.”

EXPENSES OF SOLICITATION

We will bear the cost of the solicitation of proxies. We are soliciting proxies by mail, e-mail and through the Notice of Internet Availability of the Proxy Materials. Proxies also may be solicited personally, or by telephone or facsimile, by a few of our regular employees without additional compensation. In addition, we have hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT, for $8,000 plus associated costs and expenses to assist in the solicitation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

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SUPPLEMENTAL FINANCIAL INFORMATION

This proxy statement contains information regarding Return On Invested Capital (ROIC), which is a non-GAAP financial measure. We believe that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations. We use ROIC as one measure to monitor and evaluate performance. Our measure of ROIC may be different from that used by other companies. We define ROIC as the percentage resulting from the following calculation:

(a)

income from continuing operations, before interest expense, income tax provision, and purchase accounting depreciation and amortization, divided by;

(b)

average invested capital for the year, calculated as a five quarter rolling average using the sum of short-term debt, long-term debt, shareowners’ equity, and accumulated amortization of goodwill and other intangible assets, minus cash and cash equivalents and short-term investments, multiplied by;

(c)

one minus the effective tax rate for the period.

ROIC is calculated as follows (in millions, except percentages):

	Year Ended September 30,
	2012	2011
(a) Return
Income from continuing operations	$737.0	$697.1
Interest expense	60.1	59.5
Income tax provision	228.9	170.5
Purchase accounting depreciation and amortization	19.8	19.8
Return	1,045.8	946.9
(b) Average Invested Capital
Short-term debt	207.2	-
Long-term debt	905.0	904.9
Shareowners’ equity	1,881.5	1,709.7
Accumulated amortization of goodwill and intangibles	751.0	716.7
Cash and cash equivalents	(878.8)	(922.7)
Short-term investments	(232.5)	716.7
Average invested capital	2,633.4	2,408.6
(c) Effective Tax Rate
Income tax provision	228.9	170.5
Income from continuing operations before income taxes	$965.9	$867.6
Effective tax rate	23.7%	19.7%
(a)/(b) * (1–c) Return On Invested Capital	30.3%	31.6%

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON FEBRUARY 5, 2013

This proxy statement and 2012 Annual Report, including the Annual Report on Form 10-K for our fiscal year ended September 30, 2012, are available to you on the Internet at www.proxyvote.com.

To view this material, you will need your 12-digit control number from your proxy card.

The Annual Meeting (for shareowners as of the December 10, 2012 record date) will be held on February 5, 2013, at 5:30 p.m. CST at Rockwell Automation Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA.

For directions to the Annual Meeting and to vote in person, please call Shareowner Relations at +1 (414) 382-8410.

Shareowners will vote at the Annual Meeting on whether to:

1)

elect Barry C. Johnson, William T. McCormick, Jr. and Keith D. Nosbusch as directors;

2)

approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013; and

3)

approve on an advisory basis the compensation of our named executive officers as described in the proxy statement.

The Board of Directors recommends that you vote for the election of the named directors and the proposals to approve Deloitte & Touche LLP and the compensation of our named executive officers.

December 13, 2012

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ADMISSION TO THE 2013 ANNUAL MEETING

You will need an admission card (or other proof of stock ownership) and proper identification for admission to the Annual Meeting of Shareowners in Milwaukee, Wisconsin on February 5, 2013. If you plan to attend the Annual Meeting, please be sure to request an admittance card by:

•

marking the appropriate box on the proxy card and mailing the card using the enclosed envelope;

•

indicating your desire to attend the meeting through our Internet voting procedure; or

•

calling our Shareowner Relations line at +1 (414) 382-8410.

An admission card will be mailed to you if:

•

your Rockwell Automation shares are registered in your name; or

•

your Rockwell Automation shares are held in the name of a broker or other nominee and you provide written evidence of your stock ownership as of the December 10, 2012 record date, such as a brokerage statement or letter from your broker.

Your admission card will serve as verification of your ownership.

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Rockwell Automation

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 3, 2013. Have your direction card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903 (toll-free for US and Canada Shareowners only)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 3, 2013. Have your direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your direction card and return it in the postage-paid envelope we have provided or return it to Rockwell Automation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by January 31, 2013.

NOTE: If you transmit your voting instructions by Internet or telephone, you DO NOT NEED TO MAIL BACK your direction card. Your Internet or telephone instructions will authorize the trustee in the same manner as if you returned a signed direction card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M50697-P31727-Z59153

KEEP THIS PORTION FOR YOUR RECORDS

THIS DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ROCKWELL AUTOMATION, INC.

The Board of Directors recommends a vote FOR each of the Nominees listed below.

Vote on Directors

A. To elect as directors of Rockwell Automation, Inc. the nominees listed below:

Nominees:

01) Barry C. Johnson
02) William T. McCormick, Jr.
03) Keith D. Nosbusch

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends a vote FOR proposals B and C.

Vote on Proposals

	For	Against	Abstain
B. To approve the selection of Deloitte & Touche LLP as the Corporation's independent registered public accounting firm.	☐	☐	☐
C. To approve, on an advisory basis, the compensation of the Corporation's named executive officers.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon matters incident to the conduct of and such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date

Signature (Joint Owners) | Date

Back to Contents

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS
TUESDAY, FEBRUARY 5, 2013
5:30 PM CST

YOUR VOTE IS IMPORTANT!
YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE INSTRUCTIONS ON THE OTHER SIDE OF THIS DIRECTION CARD.

IF YOU DID NOT RECEIVE PAPER COPIES OF THE ROCKWELL AUTOMATION NOTICE AND PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU CONSENTED TO VIEW THEM ON THE INTERNET, GO TO THE FOLLOWING INTERNET ADDRESS:

NOTICE AND PROXY STATEMENT AND ANNUAL REPORT: www.ProxyVote.com

FOLD AND DETACH HERE

M50698-P31727-Z59153

DIRECTION CARD
ROCKWELL AUTOMATION, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE,
BANCO POPULAR DE PUERTO RICO, TRUSTEE AND
COMPUTERSHARE TRUST COMPANY, TRUSTEE

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Rockwell Automation common stock held for this account in the savings plans of Rockwell Automation, Inc. (Rockwell Automation Retirement Savings Plan and Rockwell Automation 1165(e) Plan) and/or the United Space Alliance Employee Stock Purchase Plan at the Annual Meeting of Shareowners of Rockwell Automation, Inc. to be held at Rockwell Automation Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, on February 5, 2013, and at any postponement or adjournment thereof, as follows:

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, CHECK THE BOXES "FOR" PROPOSALS A, B AND C, THEN SIGN, DATE AND RETURN THIS CARD BY JANUARY 31, 2013.

If you do not provide voting directions by January 31, 2013 the shares attributable to this account in savings plans of Rockwell Automation or the United Space Alliance Employee Stock Purchase Plan will not be voted.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
If you do not check the comments box on the reverse side, we will not receive your comments.

(continued and to be dated and signed on the other side)

Back to Contents

Rockwell Automation

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 4, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903 (toll-free for US and Canada Shareowners only)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 4, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rockwell Automation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by January 31, 2013.

NOTE: If you transmit your voting instructions by Internet or telephone, you DO NOT NEED TO MAIL BACK your proxy card. Your Internet or telephone instructions will authorize the named proxies in the same manner as if you returned a signed proxy card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M50699-P31727-Z59153 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ROCKWELL AUTOMATION, INC.

The Board of Directors recommends a vote FOR each of the Nominees listed below.

Vote on Directors

A. To elect as directors of Rockwell Automation, Inc. the nominees listed below:

Nominees:

01) Barry C. Johnson
02) William T. McCormick, Jr.
03) Keith D. Nosbusch

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends a vote FOR proposals B and C.

Vote on Proposals

	For	Against	Abstain
B. To approve the selection of Deloitte & Touche LLP as the Corporation's independent registered public accounting firm.	☐	☐	☐
C. To approve, on an advisory basis, the compensation of the Corporation's named executive officers.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon matters incident to the conduct of and such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to Contents

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS
TUESDAY, FEBRUARY 5, 2013
5:30 PM CST

YOUR VOTE IS IMPORTANT!
YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD.

IF YOU DID NOT RECEIVE PAPER COPIES OF THE ROCKWELL AUTOMATION NOTICE AND PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU CONSENTED TO VIEW THEM ON THE INTERNET, GO TO THE FOLLOWING INTERNET ADDRESS:

NOTICE AND PROXY STATEMENT AND ANNUAL REPORT: www.ProxyVote.com

FOLD AND DETACH HERE

M50700-P31727-Z59153

PROXY CARD
ROCKWELL AUTOMATION, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Verne G. Istock, Donald R. Parfet and Douglas M. Hagerman, jointly and severally, proxies, with full power of substitution, to vote shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners to be held at Rockwell Automation, Inc., 1201 South Second Street, Milwaukee, Wisconsin, on February 5, 2013 or any postponement or adjournment thereof. SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED OR, IF NO SPECIFICATION IS MADE, "FOR" THE ELECTION OF THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS, "FOR" PROPOSALS B AND C, AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE; NO BOXES NEED TO BE CHECKED.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
If you do not check the comments box on the reverse side, we will not receive your comments.

(continued and to be dated and signed on the other side)